Exhibit 10.1
                                                                   ------------


                                                                 EXECUTION COPY

===============================================================================




                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                  dated as of

                                 March 21, 2005

                                     among

                            HEALTHSOUTH CORPORATION,

                           The Lenders Party Hereto,

                           JPMORGAN CHASE BANK, N.A.,
                            as Administrative Agent
                             and Collateral Agent,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Syndication Agent,

                                      and

                     DEUTSCHE BANK TRUST COMPANY AMERICAS,
                             as Documentation Agent

                          ___________________________

                         DEUTSCHE BANK SECURITIES INC.,
                                  as Arranger

     J.P. MORGAN SECURITIES INC.               WACHOVIA CAPITAL MARKETS, LLC
                   as Co-Lead Arrangers and Joint Bookrunners


===============================================================================

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                   ARTICLE I

                                  Definitions


   SECTION 1.01.  Defined Terms................................................1


   SECTION 1.02.  Classification of Loans and Borrowings......................39


   SECTION 1.03.  Terms Generally.............................................40


   SECTION 1.04.  Accounting Terms; GAAP......................................40


   SECTION 1.05.  Senior Debt Status..........................................40


                                   ARTICLE II

                                  The Credits


   SECTION 2.01.  Term Loans; Commitments.....................................41


   SECTION 2.02.  Loans and Borrowings........................................41


   SECTION 2.03.  Requests for Revolving Borrowings...........................42


   SECTION 2.04.  Letters of Credit...........................................43


   SECTION 2.05.  Funding of Revolving Borrowings.............................53


   SECTION 2.06.  Interest Elections..........................................54


   SECTION 2.07.  Termination and Reduction of Commitments....................55


   SECTION 2.08.  Repayment of Loans; Evidence of Debt........................56


   SECTION 2.09.  Amortization of Term Loans..................................57


   SECTION 2.10.  Prepayment of Loans; Cash Collateralization of
                  Letters of Credit...........................................57


   SECTION 2.11.  Fees .......................................................60


   SECTION 2.12.  Interest ...................................................61


   SECTION 2.13.  Alternate Rate of Interest..................................62


   SECTION 2.14.  Increased Costs.............................................62


   SECTION 2.15.  Break Funding Payments......................................64


   SECTION 2.16.  Taxes ......................................................64


   SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Setoffs..66


   SECTION 2.18.  Mitigation Obligations; Replacement of Lenders..............68


                                  ARTICLE III

                         Representations and Warranties


   SECTION 3.01.  Organization and Authority..................................68


   SECTION 3.02.  Execution; No Conflicts.....................................69


   SECTION 3.03.  Solvency 69


   SECTION 3.04.  Subsidiaries................................................70


   SECTION 3.05.  Ownership Interests.........................................70


   SECTION 3.06.  Financial Condition.........................................70


   SECTION 3.07.  Title to Properties.........................................71


   SECTION 3.08.  Taxes ......................................................71


   SECTION 3.09.  Other Agreements............................................71


   SECTION 3.10.  Litigation..................................................72


   SECTION 3.11.  Margin Stock................................................72


   SECTION 3.12.  Investment and Holding Company Status.......................73


   SECTION 3.13.  Intellectual Property.......................................73


   SECTION 3.14.  No Untrue Statement.........................................73


   SECTION 3.15.  No Consents, Etc............................................73


   SECTION 3.16.  ERISA ......................................................74


   SECTION 3.17.  No Default..................................................74


   SECTION 3.18.  Environmental Matters.......................................74


   SECTION 3.19.  Employment Matters..........................................74


   SECTION 3.20.  Reimbursement from Third Party Payors.......................75


   SECTION 3.21.  Compliance with Laws........................................75


   SECTION 3.22.  Insurance...................................................75


   SECTION 3.23.  Status of Obligations.......................................75


                                   ARTICLE IV

                                   Conditions


   SECTION 4.01.  Amendment Effective Date....................................75


   SECTION 4.02.  Each Credit Event...........................................77


                                   ARTICLE V

                             Affirmative Covenants


   SECTION 5.01.  Financial Statements, Reports, Etc..........................78


   SECTION 5.02.  Maintain Properties.........................................81


   SECTION 5.03.  Existence, Qualification, Etc...............................81


   SECTION 5.04.  Regulations and Obligations.................................82


   SECTION 5.05.  Insurance...................................................82


   SECTION 5.06.  True Books..................................................82


   SECTION 5.07.  Right of Inspection.........................................82


   SECTION 5.08.  Observe All Laws............................................82


   SECTION 5.09.  Governmental Licenses.......................................83


   SECTION 5.10.  Notice of Material Events...................................83


   SECTION 5.11.  Suits or Other Proceedings..................................83


   SECTION 5.12.  Notice of Discharge of Hazardous Material or
                  Environmental Complaint.....................................83


   SECTION 5.13.  Information Regarding Collateral............................84


   SECTION 5.14.  Additional Credit Support Subsidiaries......................84


   SECTION 5.15.  Further Assurances..........................................85


   SECTION 5.16.  Ratings ....................................................86


                                   ARTICLE VI

                               Negative Covenants


   SECTION 6.01.  Financial Covenants.........................................86


   SECTION 6.02.  Investments.................................................87


   SECTION 6.03.  Indebtedness; Subsidiary Preferred Stock....................87


   SECTION 6.04.  Disposition of Assets.......................................89


   SECTION 6.05.  Fundamental Changes.........................................90


   SECTION 6.06.  Liens ......................................................90


   SECTION 6.07.  Restrictive Agreements......................................91


   SECTION 6.08.  Acquisitions................................................91


   SECTION 6.09.  Restricted Payments; Certain Prepayments of Indebtedness....92


   SECTION 6.10.  Compliance with ERISA.......................................93


   SECTION 6.11.  Fiscal Year.................................................94


   SECTION 6.12.  Dissolution, etc............................................94


   SECTION 6.13.  Transactions with Affiliates................................94


   SECTION 6.14.  Sale and Leaseback Transactions............................94


   SECTION 6.15.  Swap Agreements............................................95


   SECTION 6.16.  Management Contracts.......................................95


   SECTION 6.17.  Use of Proceeds............................................95


   SECTION 6.18.  Amendment of Material Agreements...........................95


   SECTION 6.19.  Capital Expenditures.......................................96


                                  ARTICLE VII

                               Events of Default


   SECTION 7.01.  Events of Default...........................................96


   SECTION 7.02.  CAM Exchange...............................................100


                                  ARTICLE VIII

                                   The Agents


                                   ARTICLE IX

                                 Miscellaneous


   SECTION 9.01.  Notices....................................................103


   SECTION 9.02.  Waivers; Amendments........................................104


   SECTION 9.03.  Expenses; Indemnity; Damage Waiver.........................106


   SECTION 9.04.  Successors and Assigns.....................................107


   SECTION 9.05.  Survival ..................................................111


   SECTION 9.06.  Counterparts; Integration; Effectiveness...................111


   SECTION 9.07.  Severability...............................................112


   SECTION 9.08.  Right of Setoff............................................112


   SECTION 9.09.  Governing Law; Jurisdiction; Consent to
                  Service of Process.........................................112


   SECTION 9.10.  WAIVER OF JURY TRIAL.......................................113


   SECTION 9.11.  Headings ..................................................113


   SECTION 9.12.  Confidentiality............................................113


   SECTION 9.13.  Additional Agents..........................................114


   SECTION 9.14.  Release of Subsidiary Loan Parties and Collateral..........114


   SECTION 9.15.  Patriot Act................................................115


   SECTION 9.16.  Waiver of Defaults Existing Prior to Amendment
                  Effective Date.............................................115


SCHEDULES:
---------

Schedule 1.01 -- Subsidiary Loan Parties
Schedule 1.01A -- Indentures and Restrictive Indentures
Schedule 1.01B -- Existing Indebtedness
Schedule 1.01C -- Specified Properties
Schedule 1.01D -- Stock Pledges
Schedule 2.01 -- Commitments and Term Loan Amounts
Schedule 2.04 -- Existing Letters of Credit
Schedule 3.04 -- Subsidiaries
Schedule 3.05 -- Ownership Interests
Schedule 3.06 -- Financial Condition
Schedule 3.09 -- Other Agreements
Schedule 3.10 -- Litigation
Schedule 3.13 -- Intellectual Property
Schedule 3.18 -- Environmental Matters
Schedule 3.19 -- Employment Matters
Schedule 3.21 -- Compliance with Laws
Schedule 5.15 -- Specified Deposit Accounts
Schedule 6.02 -- Investments
Schedule 6.06 -- Liens
Schedule 6.07 -- Restrictive Agreements


EXHIBITS:
--------

Exhibit A  --     Form of Assignment and Assumption
Exhibit B  --     Form of Guarantee and Collateral Agreement
Exhibit C  --     Form of Monthly Financial Package
Exhibit D  --     Form of Perfection Certificate
Exhibit E  --     Form of Opinion of Borrower's Outside Counsel

                                  AMENDED AND RESTATED CREDIT AGREEMENT dated
                         as of March 21, 2005 (this "Agreement"), among HEALTHSOUTH CORPORATION; the LENDERS party hereto; JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent; WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent; and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Documentation Agent.

         On June 14, 2002, the Borrower (such term and each other capitalized term used but not otherwise defined in this preamble having the meaning assigned to it in Article I below), certain lenders, JPMorgan Chase Bank, Wachovia Bank, National Association, UBS Warburg LLC, ScotiaBanc, Inc., Deutsche Bank AG, New York Branch and Bank of America, N.A., entered into the Existing Credit Agreement pursuant to which the lenders party thereto agreed to extend credit to the Borrower on a revolving basis. The Borrower has requested that (i) the Lenders convert $315,000,000 in aggregate principal amount of the loans outstanding under the Existing Credit Agreement on the Amendment Effective Date to Term Loans, (ii) the Lenders make Revolving Loans at any time and from time to time after the Amendment Effective Date and prior to the Revolving Credit/LC Maturity Date in an aggregate principal amount at any time outstanding not in excess of $250,000,000 and (iii) the Issuing Banks issue Letters of Credit in an aggregate face amount at any time outstanding not in excess of $150,000,000 to support payment obligations incurred in the ordinary course of business by the Borrower and the Subsidiaries.

         The parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "2005 Notes" means the 6.875% Senior Notes due 2005 issued by the Borrower.

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Acceptable Appraiser" means an investment banking firm or other valuation consultant mutually acceptable to the Borrower and the Administrative Agent and not an Affiliate of the Borrower or the Administrative Agent; provided, however, in the event the Borrower and the Administrative Agent are unable to agree on an Acceptable Appraiser, then each of the Borrower and the Administrative Agent shall select their own investment banking firm or valuation consultant, and each such investment banking firm or other valuation consultant shall select an Acceptable Appraiser; provided, further, that in the event either the Borrower or the Administrative Agent do not make such selection at least 15 days prior to the date the applicable financial statements are due pursuant to Section 5.01(a)(ii) or 5.01(a)(iii), the selection by the other Person shall be the Acceptable Appraiser.

         "Acquired Indebtedness" means (i) with respect to any Person that becomes a Subsidiary after the Amendment Effective Date, Indebtedness of such Person and its subsidiaries existing at the time such Person becomes a Subsidiary and (ii) with respect to the Borrower or any Subsidiary, any Indebtedness assumed by the Borrower or any Subsidiary in connection with the acquisition of an asset from another Person, in each case to the extent such Indebtedness was not created in contemplation of such Person becoming a Subsidiary or such acquisition.

         "Adjusted Consolidated EBITDA" of any Person means, (a) with respect to any period ending on or prior to the Audit Report Date, the "EBITDA after Minority Interest" for each month ending during such period as specified in the Monthly Financial Package for such month, and (b) with respect to any period ending after the Audit Report Date, Consolidated Net Income, plus the sum of
(i) Consolidated Income Tax Expense, (ii) Consolidated Depreciation Expense,
(iii) Consolidated Amortization Expense, (iv) Consolidated Interest Expense,
(v) all other unusual non-cash items or non-recurring non-cash items reducing Consolidated Net Income of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP, provided, that cash expenditures, to the extent made in respect of charges referred to in this clause (v) that are incurred after June 30, 2005, shall be deducted in determining Adjusted Consolidated EBITDA for the period during which such expenditures are made, and
(vi) all restructuring charges of the type indicated in the Monthly Financial Package for any fiscal quarter period ending on or prior to June 30, 2005, and any restructuring charges in respect of legal fees associated with the class-action and shareholder derivative litigation disclosed on Schedule 3.10 for any fiscal quarter period ending after June 30, 2005, in each case determined on a consolidated basis in accordance with GAAP, and less all non-cash items to the extent increasing Consolidated Net Income of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP, in each case, for such Person's prior four full fiscal quarters for which financial results have been reported immediately prior to the determination date.

         "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Administrative Agent" means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Affiliate Transaction" has the meaning assigned to such term in
Section 6.13.

         "Agent/Arranger Parties" has the meaning assigned to such term in
Section 9.03.

         "Agents" means the Administrative Agent and the Collateral Agent.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Amendment Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

         "Applicable Rate" means, for any day, (i) with respect to any ABR Term Loan or Eurodollar Term Loan, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread" based upon the most recent ratings of the Term Loans from Moody's and S&P (with each rating to become effective for purposes of this definition on the date on which it is adopted by Moody's or S&P, as the case may be); provided, however, that, until the Borrower shall have obtained ratings from each of Moody's and S&P with respect to the Term Loans, the "Applicable Rate" shall be the applicable rate per annum set forth below with respect to Category 1:

             Ratings:                            ABR                 Eurodollar
             --------                            ---                 ----------
           (Moody's/S&P)                        Spread                 Spread
                                                ------                 ------

            Category 1                           150.0                 250.0
            ----------
  Categories 2 and 3 inapplicable

            Category 2                           125.0                 225.0
            ----------
            Ba3 and B+
                or
            B1 and BB-

            Category 3                           100.0                 200.0
            ----------
  Ba3 (or better) and BB- (or better)

and (ii) with respect to any ABR Revolving Loan or Eurodollar Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", as the case may be, based upon the Net Leverage Ratio as of the most recent determination date; provided however that, until the Supplemental Audit Report Date, the "Applicable Rate" shall be the applicable rate per annum set forth below with respect to Category 1:

                                   ABR            Eurodollar      Commitment Fee
                                   ---            ----------      --------------
   Net Leverage Ratio:            Spread            Spread             Rate
   -------------------            ------            ------             ----

        Category 1                175.0              275.0             75.0
        ----------
        >4.5 to 1
        -

        Category 2                150.0              250.0             75.0
        ----------
 <4.5 to 1 and >4.0 to 1
               -
        Category 3                125.0              225.0             50.0
        ----------
 <4.0 to 1 and >3.5 to 1
               -
        Category 4                100.0              200.0             50.0
        ----------
 <3.5 to 1 and >3.0 to 1
               -
        Category 5                 75.0              175.0             50.0
        ----------
        <3.00 to 1

Except as set forth below, the Net Leverage Ratio used on any date to determine the Applicable Rate shall be that in effect at the end of the most recent fiscal quarter ended prior to such date and after the Supplemental Audit Report Date for which financial statements have been delivered pursuant to Section 5.01(a)(ii) or 5.01(a)(iii); provided that if any financial statements required to have been delivered under Section 5.01(a)(ii) or 5.01(a)(iii) shall not have been delivered, the Applicable Rate shall, until such financial statements shall have been delivered, be determined by reference to Category 1 in the above Table.

         "Applicable Revolving Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Revolving Percentages of the Revolving Lenders shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

         "Applicable Term Percentage" means, with respect to any Term Lender, the percentage of the total principal amount of the Term Loans represented by such Term Lender's Term Loans.

         "Applicable Tranche A LC Percentage" means, with respect to any Tranche A LC Lender, the percentage of the total Tranche A LC Commitments represented by such Tranche A LC Lender's Tranche A LC Commitment. If the Tranche A LC Commitments have been terminated or expired, the Applicable Tranche A LC Percentages of the Tranche A LC Lenders shall be determined based upon the Tranche A LC Commitments most recently in effect, giving effect to any assignments.

         "Applicable Tranche B LC Percentage" means, with respect to any Tranche B LC Lender, the percentage of the total Tranche B Deposits represented by such Tranche B LC Lender's Tranche B Deposit. If the Tranche B Deposits have been returned to the Tranche B LC Lenders or applied to reimburse Tranche B LC Disbursements, the Applicable Tranche B LC Percentages of the Tranche B LC Lenders shall be determined based upon the Tranche B Deposits most recently in effect, giving effect to any assignments.

         "Approved Fund" has the meaning assigned to such term in Section
9.04(b).

         "Asset Sale" for any Person means the sale, conveyance or other disposition (including, by merger or consolidation, and whether by operation of law or otherwise) of any of that Person's assets (including, the sale or other disposition of Capital Stock of any subsidiary of such Person, whether by such Person or by such subsidiary), whether owned on the Amendment Effective Date or subsequently acquired, in one transaction or a series of related transactions, in which such Person and/or its subsidiaries sell, lease, convey or otherwise dispose of: (i) all or substantially all of the Capital Stock of any of such Person's subsidiaries; (ii) assets which constitute all or substantially all of any division or line of business of such Person or any of its subsidiaries;
(iii) accounts receivable of such Person or (iv) any other assets of such Person or any of its subsidiaries other than inventory and supplies in the ordinary course of business; provided, however, that the following shall not constitute Asset Sales: (a) transactions between the Borrower and any of its Subsidiaries or among such Subsidiaries; (b) any Restricted Payment permitted by Section 6.09 or any Permitted Investment; (c) the creation of any Lien permitted by Section 6.06; (d) sales of damaged, worn-out, or obsolete equipment or assets that, in the Borrower's reasonable judgment, are no longer either used or useful in the business of the Borrower or any Subsidiary or (e) sales of other assets so long as the aggregate consideration received in any such sale or series of related sales does not exceed $1,000,000.

         "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

         "Attributable Indebtedness" when used with respect to any Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at a rate equivalent to the interest rate implicit in the lease, compounded on a semiannual basis) of the total obligations of the lessee for rental payments, after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, utilities and other similar expenses payable by the lessee pursuant to the terms of the lease, during the remaining term of the lease included in any such Sale and Leaseback Transaction or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty); provided, that the Attributable Indebtedness with respect to a Sale and Leaseback Transaction shall be no less than the fair market value of the property subject to such Sale and Leaseback Transaction; and provided; further; that, with respect to the Borrower or any Subsidiary, the Attributable Indebtedness incurred in connection with the Digital Hospital Transaction shall be limited to Indebtedness incurred on a recourse basis by the Borrower or a Subsidiary (other than a Joint Venture formed for the purpose of owning, running, operating or managing the Digital Hospital) or Indebtedness with respect to which the Borrower or any Subsidiary is otherwise liable on a recourse basis.

         "Audit Report Date" means the date on which the Borrower shall deliver to the Administrative Agent, and file with the SEC, the audited financial statements for three or more consecutive Fiscal Years, the last of which ends on December 31, 2003.

         "Benchmark LIBO Rate" has the meaning assigned to such term in Section 2.04(q).

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Board of Directors" means, with respect to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

         "Borrower" means HealthSouth Corporation, a Delaware corporation.

         "Borrowing" means Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

         "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "CAM" means the mechanism for the allocation and exchange of interests in Loans and other extensions of credit under this Agreement and collections thereunder established in Section 7.02.

         "CAM Exchange" means the exchange of the Lenders' interests provided for in Section 7.02.

         "CAM Exchange Date" means the date on which any Event of Default referred to in paragraph (h) or (i) of Article VII shall occur, but only if, on such date, any Guarantees and Liens created under the Security Documents shall not guarantee or secure the Designated Obligations of each Tranche equally and ratably as a result of restrictions contained in the Restrictive Indentures or the Senior Subordinated Credit Agreement.

         "CAM Percentage" means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate amount of the Designated Obligations owed to such Lender (whether or not at the time due and payable) immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate amount of the Designated Obligations owed to all the Lenders (whether or not at the time due and payable) immediately prior to the CAM Exchange Date.

         "Capital Expenditures" means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and the Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capitalized Lease Obligations incurred by the Borrower and the Subsidiaries during such period.

         "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participation or other equivalents of or interest in (however designated) the equity (including common stock, Preferred Stock and partnership, joint venture and limited liability company interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

         "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the Amendment Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Amendment Effective Date or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Amendment Effective Date.

         "Change of Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Exchange Act), of Capital Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower; (b) if, during any period of up to 24 consecutive months, commencing on the Amendment Effective Date, individuals who at the beginning of such period (together with any new directors whose election or whose nomination for election by the stockholders was approved by a vote of 66- ?% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination was previously so approved) were directors of the Borrower shall cease for any reason (other than the death, disability or retirement of an officer of the Borrower that is serving as a director at such time so long as another officer of the Borrower replaces such Person as a director) to constitute a majority of the Board of Directors of the Borrower; (c) the acquisition of direct or indirect Control of the Borrower by any Person or group; or (d) any other event that constitutes a "change of control" or similar event, however denominated, under the Senior Subordinated Credit Agreement or any other agreement or instrument evidencing or governing any Material Indebtedness.

         "Class" refers (a) when used in reference to any Loan or Borrowing, to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans and (b) when used in reference to any Commitment, to whether such Commitment is a Term Commitment, a Revolving Commitment, a Tranche A LC Commitment or a Tranche B LC Commitment.

         "CLO" has the meaning assigned to such term in Section 9.04(b).

         "CMS" means the Centers for Medicare and Medicaid Services and any successor thereto.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

         "Collateral Agent" shall mean JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Lenders hereunder and under the Security Documents.

         "Collateral and Guarantee Agreement" means a Collateral and Guarantee Agreement substantially in the form of Exhibit B hereto.

         "Collateral and Guarantee Requirement" means, at any time, the requirement that:

               (a) the Administrative Agent shall have received (i) from the Borrower, a counterpart of the Collateral and Guarantee Agreement duly executed and delivered on behalf of the Borrower and (ii) subject to the last paragraph of this definition, from each Credit Support Subsidiary, a supplement to the Collateral and Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Credit Support Subsidiary;

               (b) subject to the last paragraph of this definition, all outstanding Capital Stock of each Subsidiary or other Person owned by or on behalf of any Loan Party shall have been pledged to the extent required by the Collateral and Guarantee Agreement;

               (c) all Indebtedness of the Borrower and each Subsidiary that is owing to any Loan Party (i) shall have been pledged under the Collateral and Guarantee Agreement as security for the Obligations and (ii) to the extent required by the Collateral and Guarantee Agreement, shall be evidenced by a promissory note in form and substance reasonably satisfactory to the Administrative Agent (except for any such Indebtedness under the Borrower's cash management system) and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank in accordance with the Collateral and Guarantee Agreement;

               (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral and Guarantee Agreement and to perfect such Liens to the extent and with the priority required by the Collateral and Guarantee Agreement shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

               (e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.06, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request, and (iii) such existing surveys, abstracts, appraisals (to the extent required by law), legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged Property; and

               (f) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

         The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as, in the reasonable judgment of the Collateral Agent, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Collateral Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance with respect to particular assets (including extensions beyond the Amendment Effective Date for the perfection of security interests in the assets of the Loan Parties on such date) where it determines that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

         Notwithstanding the foregoing provisions of this definition, (a) no Subsidiary shall be required to become a party to any Security Document prior to the Subsidiary Credit Support Date, (b) the Borrower shall not be required to pledge any Capital Stock of any direct Subsidiary of the Borrower set forth on Schedule 1.01D hereto and (c) with respect to Capital Stock of any Subsidiary or other Person that is not a direct Subsidiary of the Borrower, neither the Borrower nor any Subsidiary shall be required to pledge any Capital Stock in any such Subsidiary or other Person to the extent that any such action would be prohibited, or would trigger a dissolution, disassociation, put, call or other similar adverse consequence, under the terms of any shareholder agreement, agreement evidencing Indebtedness or other similar agreement binding on such Subsidiary or other Person and in effect on the date hereof.

         "Combined Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.

         "Commitments" means, with respect to each Lender, such Lender's Revolving Commitment, Tranche A LC Commitment, Tranche B LC Commitment and Term Commitment. The aggregate amount of all Commitments on the Amendment Effective Date is $715,000,000.

         "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

         "Consolidated Amortization Expense" of any Person for any period means the amortization expense of such Person and its subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

         "Consolidated Current Liabilities" of any Person on any date means the consolidated current liabilities (other than the short-term portion of any long-term Indebtedness of such Person and its subsidiaries and any short-term Indebtedness of such Person and its subsidiaries) of such Person and its subsidiaries, as such amount would appear on a consolidated balance sheet of such Person and its subsidiaries prepared as of such date in accordance with GAAP.

         "Consolidated Depreciation Expense" of any Person means the depreciation expense of such Person and its subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

         "Consolidated EBITDA" of any Person means, with respect to any determination date, Consolidated Net Income, plus (i) Consolidated Income Tax Expense, plus (ii) Consolidated Depreciation Expense, plus (iii) Consolidated Amortization Expense, plus (iv) Consolidated Interest Expense, plus (v) all other unusual non-cash items or non-recurring non-cash items reducing Consolidated Net Income of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP, provided, that cash expenditures, to the extent made in respect of charges referred to in this clause (v) that are incurred after June 30, 2005, shall be deducted in determining Consolidated EBITDA for the period during which such expenditures are made, and less all non-cash items increasing Consolidated Net Income of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP, in each case, for such Person's prior four full fiscal quarters for which financial results have been reported immediately prior to the determination date.

         "Consolidated Income Tax Expense" means, for any Person for any period, the provision for taxes based on income and profits of such Person and its subsidiaries to the extent such provision for income taxes was deducted in computing Consolidated Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" of any Person for any period means, without duplication, (i) the interest expense of such Person and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) (to the extent not otherwise included within the definition of interest expense as imputed interest) one-third of the rental expense on Attributable Indebtedness of such Person for such period determined on a consolidated basis, plus (iii) the dividend requirements of such Person and its subsidiaries with respect to Disqualified Stock and with respect to all other Preferred Stock of subsidiaries of such Person (in each case whether in cash or otherwise (except dividends payable to the Borrower or the Subsidiaries and except for dividends payable solely in shares of Capital Stock (other than Disqualified Stock) of such Person or such subsidiary)) paid, accrued or accumulated during such period times a fraction the numerator of which is one and the denominator of which is one minus then effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal.

         "Consolidated Net Assets" of any Person on any date means the excess of Consolidated Total Assets of such Person over Consolidated Current Liabilities of such Person.

         "Consolidated Net Income" of any Person for any period means the net income (or loss) of such Person and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of any Person (other than a subsidiary of the referent Person) in which any Person other than the referent Person has an ownership interest, except to the extent that any such income has actually been received by the referent Person or any of its Subsidiaries in the form of dividends or similar distributions during such period; (ii) except to the extent includable in the consolidated net income of the referent Person pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a subsidiary of the referent Person or is merged into or consolidated with the referent Person or any of its subsidiaries or (b) the assets of such Person are acquired by the referent Person or any of its subsidiaries; (iii) the net income of any subsidiary of the referent Person (other than a Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that subsidiary during such period; (iv) any gain (or loss), together with any related provisions for taxes on any such gain, realized during such period by the referent Person or any of its subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the referent Person or any of its subsidiaries or (b) any Asset Sale by the referent Person or any of its subsidiaries; (v) any extraordinary gain or extraordinary loss, together with any related provision for taxes or tax benefit resulting from any such extraordinary gain or extraordinary loss, realized by the referent Person or any of its subsidiaries during such period and (vi) in the case of a successor to such Person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets.

         "Consolidated Net Worth" of any Person as of any date means the stockholders' equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its subsidiaries (excluding any equity adjustment for foreign currency translation for any period subsequent to the Amendment Effective Date) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the Amendment Effective Date in the book value of any asset owned by such Person or any of its subsidiaries.

         "Consolidated Tangible Assets" of any Person as of any date means the total assets of such Person and its subsidiaries (excluding any assets that would be classified as "intangible assets" under GAAP) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the Amendment Effective Date in the book value of any asset owned by such Person or any of its subsidiaries.

         "Consolidated Total Assets" of any Person as of any date means the consolidated total assets of such Person and its subsidiaries, as such amount would appear on a consolidated balance sheet of such Person and its subsidiaries prepared as of such date in accordance with GAAP.

         "Consolidated Total Indebtedness" of any Person as of any date means the sum of all Indebtedness (including Capitalized Lease Obligations but excluding (a) Indebtedness under clause (iv) of the definition thereof and (b) contingent reimbursement obligations in respect of the undrawn amounts of letters of credit) of such Person and its subsidiaries on a consolidated basis; provided, however, that for purposes of calculating "Consolidated Total Indebtedness" of the Borrower, the amount of Indebtedness evidenced by any Settlement Note shall be determined on a present value basis by reference to a valuation of such Indebtedness obtained by an Acceptable Appraiser.

         "Consolidated Total Revenue" of any Person as of any period means the consolidated total revenues of such Person and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "Contract Provider" means any Person who provides professional health care services under or pursuant to any contract, agreement or other consensual arrangement with the Borrower or any Subsidiary.

         "Contribution Percentage" means, with respect to any Lender, the percentage of the aggregate Combined Credit Exposures and unused Commitments represented by such Lender's Combined Credit Exposure and unused Commitments. If there shall be no Combined Credit Exposures or unused Commitments, the Contribution Percentages of the Lenders shall be determined based upon the Combined Credit Exposures or unused Commitments of any Class or Type most recently outstanding and in effect.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the day-to-day management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Cost of Acquisition" means, in respect of any acquisition permitted by Section 6.08, the sum of (i) the amount of cash paid by the Borrower and the Subsidiaries in connection with such acquisition, (ii) the fair market value of all Capital Stock of the Borrower or any Subsidiary issued or given in connection with such acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired in connection with such acquisition,
(iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and the Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such acquisition and (vi) the aggregate fair market value of all other consideration given by the Borrower and the Subsidiaries in connection with such acquisition.

         "Credit Support Subsidiaries" shall mean and include, at any date, (a) Domestic Subsidiaries (other than Excluded Subsidiaries) the aggregate Credit Support Values of which are at least equal to 300% of the Maximum Subsidiary Credit Support Amount at such date and (b) each Domestic Subsidiary (other than an Excluded Subsidiary) that is a subsidiary of a Credit Support Subsidiary. The Credit Support Subsidiaries shall be designated by the Borrower (subject to the approval of the Administrative Agent) as provided in Section 5.14; provided, that if, at any time after the Subsidiary Credit Support Date, Subsidiaries with Credit Support Values at least equal to 300% of the Maximum Subsidiary Credit Support Amount shall not have been so designated and approved, then the Administrative Agent or the Required Lenders may, by written notice to the Borrower (with a copy to the Administrative Agent if such notice shall be delivered by the Required Lenders), designate in accordance with
Section 5.14 additional Domestic Subsidiaries as Credit Support Subsidiaries, and any Subsidiaries so designated shall at all times thereafter be Credit Support Subsidiaries. Each Subsidiary designated as a Credit Support Subsidiary in accordance with the foregoing provisions of this definition shall at all times after such designation continue to be a Credit Support Subsidiary notwithstanding any increase in the Credit Support Values of the Credit Support Subsidiaries or any reduction in the Maximum Subsidiary Credit Support Amount; provided, that this sentence shall not prevent the release of any Credit Support Subsidiary from its obligations under the Security Documents pursuant to Section 9.14 so long as, after giving effect to such release, the Collateral and Guarantee Requirement shall be satisfied with respect to Credit Support Subsidiaries the aggregate Credit Support Values of which are at least equal to 300% of the Subsidiary Credit Support Amount (as defined in the Collateral and Guarantee Agreement).

         "Credit Support Value" means, for any Subsidiary at any date, (a) 400% of the Consolidated EBITDA of such Subsidiary for the most recent period of four fiscal quarters for which financial statements shall have been delivered after the Audit Report Date pursuant to Section 5.01(a)(ii) or 5.01(a)(iii) minus (b) the sum of (i) the aggregate amount of all Indebtedness of such Subsidiary and each of its subsidiaries (including guarantees of Indebtedness of other Subsidiaries, but excluding Indebtedness owed to such Subsidiary or any of its subsidiaries) and (ii) the maximum liability of such Subsidiary and each of its subsidiaries under any judgments or settlement agreements.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Designated Obligations" shall mean all obligations of the Borrower with respect to (a) principal of and interest on the Loans, (b) unreimbursed LC Disbursements and interest thereon and (c) accrued and unpaid fees.

         "Designated Purpose Letters of Credit" means Letters of Credit used in the ordinary course of business of the Borrower and the Subsidiaries to secure workers' compensation and other insurance coverages.

         "Digital Hospital" means the 219-bed acute care hospital located on Highway 280 in Birmingham, Alabama, and certain adjacent land.

         "Digital Hospital Transaction" means any sale, joint venture, sale leaseback or other related financing transaction involving the Digital Hospital.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Revolving Credit/LC Maturity Date.

         "Documentation Agent" means Deutsche Bank Trust Company Americas, in its capacity as documentation agent hereunder.

         "dollars" or "$" refers to lawful money of the United States of America.

         "Domestic Subsidiary" means any Subsidiary organized under the laws of the United States or any State thereof or the District of Columbia.

         "Eligible Investments" of any Person means Investments of such Person in:

                  (a) direct obligations of, or obligations the payment of which is guaranteed by, the United States of America or an interest in any trust or fund that invests solely in such obligations or repurchase agreements, properly secured, with respect to such obligations;

                  (b) direct obligations of agencies or instrumentalities of the United States of America having a rating of A or higher by S&P or A2 or higher by Moody's;

                  (c) a certificate of deposit issued by, or other interest-bearing deposits with, a bank having its principal place of business in the United States of America and having equity capital of not less than $250,000,000;

                  (d) a certificate of deposit issued by, or other interest-bearing deposits with, any other bank organized under the laws of the United States of America or any state thereof, provided that such deposit is either (i) insured by the Federal Deposit Insurance Corporation or (ii) properly secured by such bank by pledging direct obligations of the United States of America having a market value of not less than the face amount of such deposits;

                  (e) prime commercial paper maturing within 270 days of the acquisition thereof and, at the time of acquisition, having a rating of A-1 or higher by S&P or P-1 or higher by Moody's; or

                  (f) eligible banker's acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year, in each case having a rating of, or that is the full recourse obligation of a person whose senior debt is rated, A or higher by S&P or A2 or higher by Moody's.

         "Employee Benefit Plan" means any "employee benefit plan", as defined in Section 3(3) of ERISA (other than a Multiemployer Plan), in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs, (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; (f) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or (g) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" has the meaning assigned to such term in Section
7.01.

         "Excess Cash Flow" means, for any Fiscal Year, the sum (without duplication) of:

               (a) Consolidated Net Income of the Borrower for such Fiscal Year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

               (b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income (provided that any cash payment made with respect to any non-cash charge that shall have been added in computing Excess Cash Flow hereunder during a prior Fiscal Year shall be subtracted in computing Excess Cash Flow for the Fiscal Year in which such cash payment is made); plus

               (c) the sum of (i) the amount, if any, by which Net Working Capital of the Borrower decreased during such Fiscal Year; minus

               (d) the sum of (i) any non-cash gains included in determining such Consolidated Net Income for such Fiscal Year plus (ii) the amount, if any, by which such Net Working Capital increased during such Fiscal Year; minus

               (e) the sum of (i) Capital Expenditures for such Fiscal Year (except to the extent attributable to the incurrence of Capitalized Lease Obligations or otherwise financed by incurring long-term Indebtedness) plus (ii) cash consideration paid during such Fiscal Year to make acquisitions or other capital investments (except to the extent financed by incurring long-term Indebtedness); minus

               (f) the aggregate principal amount of long-term Indebtedness repaid or prepaid by the Borrower and its consolidated Subsidiaries during such Fiscal Year in compliance with Section 6.09, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit or other revolving extensions of credit (except to the extent that any repayment or prepayment of such Indebtedness is accompanied by a permanent reduction in related commitments), (ii) Term Loans prepaid pursuant to Section 2.10(c) or (d), (iii) repayments or prepayments of long-term Indebtedness financed by incurring other long-term Indebtedness and (iv) repayments or prepayments of Indebtedness under the Indentures (other than the 2005 Notes); minus

               (g) cash payments made during such Fiscal Year pursuant to the Borrower's obligations under (i) its settlement agreements with the U.S. Department of Justice and the CMS relating to Medicare billing practices and (ii) payments in respect of other judgments and settlements of litigation described in Schedule 3.10, to the extent not deducted in arriving at Consolidated Net Income.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Excluded Indebtedness" means (a) the guarantee by the Borrower in favor of UBS AG, Stamford Branch with respect to UBS AG, Stamford Branch's $22,891,449 loan to medcenterdirect.com, Inc., (b) $11,573,000 principal amount of 8.375% Convertible Senior Subordinated Notes due 2015 of Greenery Rehabilitation Group, Inc. and (c) $6,311,000 principal amount of 6.50% Convertible Subordinated Debentures due 2011 of Greenery Rehabilitation Group, Inc.

         "Excluded Subsidiaries" means Subsidiaries designated from time to time by the Borrower that (a) do not at any time account for more than $100,000 individually or more than 5% in the aggregate for all such Subsidiaries of Consolidated EBITDA of the Borrower for the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered after the Audit Report Date pursuant to Section 5.01(a)(ii) or 5.01(a)(iii) and
(b) do not account for more than $100,000 individually or more than 5% in the aggregate for all such Subsidiaries of Consolidated Total Assets of the Borrower as of the last day of the most recent period for which financial statements have been delivered after the Audit Report Date pursuant to Section 5.01(a)(ii) or 5.01(a)(iii).

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or net worth by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b) or by operation of the CAM), any withholding tax that is (i) imposed by the United States of America on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 2.16(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.16(e) and (d) any Taxes imposed as a result of its gross negligence or wilful misconduct.

         "Existing Credit Agreement" means the Credit Agreement dated as of June 14, 2002, as amended on August 20, 2002, among the Borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wachovia Bank, National Association, as syndication agent, UBS Warburg LLC, as co-documentation agent, ScotiaBanc, Inc., as co-documentation agent, Deutsche Bank AG, New York Branch, as co-documentation agent, and Bank of America, N.A., as senior managing agent.

         "Existing Indebtedness" means all of the Indebtedness of the Borrower and the Subsidiaries that is outstanding on the Amendment Effective Date, as set forth on Schedule 1.01B.

         "Existing Letters of Credit" means the letters of credit outstanding on the Amendment Effective Date and set forth on Schedule 2.04. Each Existing Letter of Credit shall constitute a Tranche A Letter of Credit or a Tranche B Letter of Credit as set forth on Schedule 2.04.

         "Facility" means an inpatient or outpatient rehabilitation facility, certified outpatient rehabilitation facility, skilled nursing facility, specialty medical center or facility, specialty orthopedic hospital or acute care hospital, subacute inpatient facility, transitional living center, medical office building, outpatient surgery center or outpatient diagnostic center, with all buildings and improvements associated therewith, that is owned or leased, in whole or in part, by the Borrower or a Subsidiary.

         "Fair Market Value" of any asset or items means the fair market value of such asset or items as determined in good faith by the Board of Directors of the Borrower or a Subsidiary, as applicable, and evidenced by a resolution of such Board of Directors.

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

         "Fiscal Year" means the twelve month period ending on December 31.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as from time to time in effect.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Hazardous Materials" shall mean (a) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances or (b) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law.

         "Indebtedness" of any Person as of any date means, without duplication: (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) all obligations of such Person evidenced by bonds, debentures, notes (including, in the case of the Borrower, the Settlement Notes) or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) all obligations of such Person with respect to any Swap Agreement; (v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business; (vi) all Capitalized Lease Obligations of such Person; (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (viii) all Indebtedness of others Guaranteed by such Person to the extent of such Guarantee; (ix) all Attributable Indebtedness of such Person; (x) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (xi) all obligations, contingent or otherwise, of such Person in respect of synthetic lease facilities, (xii) all Securitization Transactions and (xiii) all Disqualified Stock of such Person and its subsidiaries and all other Preferred Stock of such Person and its subsidiaries valued at the greater of (a) the voluntary or involuntary liquidation preference of such Disqualified Stock or such Preferred Stock, as the case may be, and (b) the aggregate amount payable upon purchase, redemption, defeasance or payment of such Disqualified Stock or such Preferred Stock, as the case may be. The amount of Indebtedness of any Person as of any date shall be the outstanding balance as of such date of all unconditional obligations plus past due interest as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (vii), the amount of the Indebtedness secured. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Indemnitee" has the meaning assigned to such term in Section 9.03(b).

         "Indentures" means each of the indentures (including any related supplemental indentures, directors' resolutions or officers' certificates) in effect on the Amendment Effective Date governing Material Indebtedness, which Indentures are listed on Schedule 1.01.A hereto.

         "Information" has the meaning assigned to such term in Section 9.12.

         "Information Memorandum" means the Confidential Information Memorandum dated February, 2005 relating to the Borrower and the Transactions.

         "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

         "Interest Coverage Ratio" means the ratio of (a) Adjusted Consolidated EBITDA of the Borrower to (b) Consolidated Interest Expense of the Borrower, in each case for any period of four consecutive fiscal quarters of the Borrower; provided, that (1) to the extent financial statements delivered after the Audit Report Date under Section 5.01(a)(ii) or 5.01(a)(iii) or delivered on the Audit Report Date or Supplemental Audit Report Date are available with respect to any applicable fiscal quarters of the Borrower, the Interest Coverage Ratio shall be determined based on such financial statements and (2) otherwise, the Interest Coverage Ratio shall be determined based on the Monthly Financial Packages delivered under Section 5.01(a)(i).

         "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

         "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Investments" of any Person means: (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business); (ii) all Guarantees of Indebtedness of any other Person by such Person; (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person; and (iv) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

         "Issuing Bank" means, as the context may require, (a) JPMorgan Chase Bank, N.A., with respect to Letters of Credit issued by it, (b) First Commercial Bank, with respect to Letters of Credit issued by it, and (c) any other Lender that becomes an Issuing Bank pursuant to Section 2.04(j), with respect to Letters of Credit issued by it, and, in each case, its successors in such capacity. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "Joint Venture" means any Person (other than a Subsidiary of the Borrower) in which the Borrower or any Subsidiary owns an equity interest directly or indirectly and at least a majority of whose revenues result from healthcare related businesses or facilities.

         "LC Availability Period" means the period from and including the Amendment Effective Date to but excluding the earlier of (a) the date five Business Days prior to the Revolving Credit/LC Maturity Date and (b) the date of termination of the LC Commitments.

         "LC Commitment" means a Tranche A LC Commitment or a Tranche B LC Commitment.

         "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

         "LC Exposure" means the sum of the Tranche A LC Exposure and the Tranche B LC Exposure.

         "LC Lender" means a Tranche A LC Lender or a Tranche B LC Lender.

         "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

         "Letter of Credit" means the Existing Letters of Credit and any letter of credit issued pursuant to this Agreement.

         "Leverage Ratio" means, at any date, the ratio of (a) Consolidated Total Indebtedness of the Borrower on such date to (b) Adjusted Consolidated EBITDA of the Borrower for the period of four consecutive fiscal quarters of the Borrower ending on or most recently prior to such date; provided, that (1) to the extent financial statements delivered after the Audit Report Date under
Section 5.01(a)(ii) or 5.01(a)(iii) or delivered on the Audit Report Date or Supplemental Audit Report Date are available with respect to any applicable fiscal quarters of the Borrower, the Leverage Ratio shall be determined based on such financial statements and (2) otherwise, the Leverage Ratio shall be determined based on the Monthly Financial Packages delivered under Section 5.01(a)(i).

         "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, and any financing lease in the nature thereof, and any filing of, or agreement to give, any financing statement (other than notice filings not perfecting a security interest) under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Loan Documents" means this Agreement, each Letter of Credit issued hereunder, any Letter of Credit application referred to in Section 2.04, the Security Documents and any Note.

         "Loan Parties" means the Borrower and each Subsidiary that is, or is required under the terms of this Agreement to be, a party to any Security Document.

         "Loans" means the loans made by the Lenders to the Borrower or acquired pursuant to this Agreement.

         "Margin Stock" means "margin stock" as defined in Regulation U of the Board.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, properties or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights or powers of or remedies available to the Administrative Agent and the Lenders under this Agreement.

         "Material Group" means any Subsidiary or group of Subsidiaries (i) the book value of the net assets of which was greater than 5% of Consolidated Net Assets of the Borrower as of the last day of the most recent fiscal period for which financial statements shall have been delivered after the Audit Report Date pursuant to Section 5.01(a)(ii) or 5.01(a)(iii) (or, prior to the first delivery of such financial statements, greater than 5% of Consolidated Net Assets of the Borrower as of the date of the most recent financial statements referred to in Section 3.06), (ii) the total revenues of which were greater than 5% of Consolidated Total Revenue of the Borrower for the four-fiscal-quarter period ending on the last day of the most recent fiscal period for which financial statements shall have been delivered after the Audit Report Date pursuant to Section 5.01(a)(ii) or 5.01(a)(iii) (or, prior to the first delivery of such financial statements, greater than 5% of Consolidated Total Revenue of the Borrower for the four-fiscal-quarter period ending on the last day of the most recent fiscal period set forth in the most recent financial statements referred to in Section 3.06) or (iii) the Consolidated EBITDA of which was greater than 5% of Consolidated EBITDA of the Borrower for the four-fiscal-quarter period ending on the last day of the most recent fiscal period for which financial statements shall have been delivered after the Audit Report Date pursuant to Section 5.01(a)(ii) or 5.01(a)(iii) (or, prior to the delivery of such financial statements, greater than 5% of Consolidated EBITDA of the Borrower for the four-fiscal-quarter period ending on the last day of the most recent fiscal period set forth in the most recent financial statements referred to in Section 3.06). For purposes of making the determinations required by this definition, assets, revenues and EBITDA of Foreign Subsidiaries shall be converted into US dollars at the rates used in preparing the financial statements of the Borrower which shall have been delivered after the Audit Report Date pursuant to Section 5.01(a)(ii) or 5.01(a)(iii) (or, prior to the first delivery of such financial statements, at the rates used in preparing the Borrower's most recent financial statements referred to in
Section 3.06).

         "Material Indebtedness" means (a) Indebtedness under the Indentures or the Senior Subordinated Credit Agreement and (b) other Indebtedness (other than the Loans, Letters of Credit and the Excluded Indebtedness), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time. For the avoidance of doubt, the exclusion of Excluded Indebtedness from Material Indebtedness shall not be deemed to constitute a waiver of, or otherwise limit in any respect, the Lenders' rights under Article VII or any other provision of this Agreement as a result of any event or condition relating to Material Indebtedness, including any default with respect thereto or acceleration thereof, resulting from or relating to the Excluded Indebtedness.

         "Maximum Subsidiary Credit Support Amount" means, at any time, the maximum aggregate amount of the Obligations permitted under each of the Restrictive Indentures and the Senior Subordinated Credit Agreement to be either guaranteed by the Subsidiaries, or secured by the assets of the Subsidiaries, at such time, after giving effect to all exceptions and baskets provided for in the Restrictive Indentures and the Senior Subordinated Credit Agreement and all prior utilization of such exceptions and baskets (other than any utilization thereof under this Agreement or the Security Documents).

         "Medicaid Certification" means certification by CMS or a state agency or entity under contract with CMS that a health care operation is in compliance with all the conditions of participation set forth in the Medicaid Regulations.

         "Medicaid Provider Agreement" means an agreement entered into between a state agency or other entity administering the Medicaid program and a health care operation under which the health care operation agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

         "Medicaid Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto; (b) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (a) above and all Federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statues described in clause
(a) above; (c) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above; and (d) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (c) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (b) above, in each case as may be amended, supplemented or otherwise modified from time to time.

         "Medicare Certification" means certification by CMS or a state agency or entity under contract with CMS that a health care operation is in compliance with all the conditions of participation set forth in the Medicare Regulations.

         "Medicare Provider Agreement" means an agreement entered into between a state agency or other entity administering the Medicare program and a health care operation under which the health care operation agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

         "Medicare Regulations" means, collectively, all Federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto, together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including Health and Human Services ("HHS"), CMS, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

         "Model" has the meaning assigned to such term in Section 3.06(b).

         "Monthly Financial Package" means, for any month beginning with the month of July 2003, the financial information for such month delivered or to be delivered by the Borrower to the Administrative Agent, substantially in the form of the information provided in Exhibit C.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.

         "Mortgaged Property" means each parcel of real property and the improvements thereto owned by a Loan Party with a fair market value or book value greater than $5,000,000.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Leverage Ratio" means, at any date, the ratio of (a) Consolidated Total Indebtedness of the Borrower on such date minus the amount by which the Unrestricted Cash and Cash Equivalents on such date exceed $50,000,000 to (b) Adjusted Consolidated EBITDA of the Borrower for the period of four consecutive fiscal quarters of the Borrower ending on or most recently prior to such date.

         "Net Proceeds" means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a taking under power of eminent domain or by condemnation or similar event, any payments received in respect of such event net of (b) the sum of (i) all fees and out-of-pocket expenses (including underwriting discounts and commissions) paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (excluding pursuant to a Specified Sale and Leaseback Transaction, but including pursuant to any other Sale and Leaseback Transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or estimated in good faith to be payable) by the Borrower and the Subsidiaries and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities estimated in good faith to be payable that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer), provided that on the date on which such reserve is no longer required to be maintained, the remaining amount of such reserve shall then be deemed to be Net Proceeds.

         "Net Working Capital" of any Person as of any date means (a) the consolidated current assets of such Person and its consolidated subsidiaries as of such date (excluding cash and Eligible Investments) minus (b) the consolidated current liabilities of such Person and its consolidated subsidiaries as of such date (excluding the outstanding Loans, to the extent they shall at any time constitute current liabilities, and other current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

         "Notes" means any promissory notes issued by the Borrower pursuant to
Section 2.08(e), as they may be amended, supplemented or otherwise modified from time to time.

         "Obligations" means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of LC Disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise, arising under the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment of all the monetary obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents,
(c) the due and punctual payment of all monetary obligations of each Loan Party under each Swap Agreement that (i) is in effect on the Amendment Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Amendment Effective Date or (ii) is entered into after the Amendment Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into and (d) the due and punctual payment and performance of all obligations of any Loan Party to a Lender or an Affiliate of a Lender in respect of cash management services (other than cash management services provided after (i) the principal of and interest on each Loan and all Fees payable hereunder have been paid in full, (ii) the Lenders have no further commitment to lend hereunder, (iii) the LC exposure has been reduced to zero and (iv) the Issuing Banks have no further obligations to issue Letters of Credit), including obligations in respect of overdrafts, temporary advances, interest and fees.

         "Officer's Certificate" means a certificate signed by a Financial Officer in an official (and not individual) capacity; provided, however, that every Officer's Certificate with respect to the compliance with a condition precedent to the taking of any action under this Agreement shall include (i) a statement that the Financial Officer making or giving such Officer's Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto and (ii) a statement as to whether, in the opinion of such Financial Officer, such condition has been complied with.

         "Opinion of Counsel" means a written opinion from legal counsel in form and substance satisfactory to the Administrative Agent, that complies with the requirements of this Agreement.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

         "Participant" has the meaning set forth in Section 9.04.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Pension Plan" means any Employee Benefit Plan subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code. successor entity performing similar functions.

         "Perfection Certificate" means a certificate in the form of Exhibit D or any other form approved by the Collateral Agent.

         "Permitted Asset Sale" means the sale of a business unit of the Borrower (i) identified to the Lenders in a letter of the Borrower dated March 21, 2005, and with respect to which the Borrower has received the Administrative Agent's prior written consent, (ii) at a sale price representing a multiple of the EBITDA of such business unit that is at least equal to the multiple set forth in such letter and (iii) at a sale price at least equal to the Fair Market Value of such business unit.

         "Permitted Investments" means: (i) capital contributions, advances or loans to the Borrower by any Subsidiary or by the Borrower or any Subsidiary to a Subsidiary; (ii) the acquisition and holding by the Borrower and each of the Subsidiaries of receivables owing to the Borrower and such Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) the acquisition and holding by the Borrower and the Subsidiaries of cash and Eligible Investments; (iv) Investments in any Person as a result of which such other Person becomes a Subsidiary or is merged into or consolidated with or transfers all or substantially all of its assets to the Borrower or any Subsidiary; (v) the making of an Investment by the Borrower, directly or through a Wholly Owned Subsidiary, in a Wholly Owned Subsidiary formed solely for the purpose of insuring the healthcare business and facilities owned or operated by the Borrower or a Subsidiary and any physician employed by or on the staff of any such business or facility; provided that the amount invested in such Subsidiary does not exceed $15,000,000; and (vi) any Investment arising from or in connection with the transfer of assets made pursuant to the Digital Hospital Transaction.

         "Permitted Liens" means: (i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts that either (a) are not overdue by more than 30 days or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP; (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits due in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of Indebtedness), in each case, incurred in the ordinary course of business; (v) attachment or judgment Liens not giving rise to a Default or an Event of Default; (vi) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any Subsidiary; (vii) leases or subleases granted to others not interfering with the ordinary conduct of the business of the Borrower or any Subsidiary; (viii) Liens with respect to any Acquired Indebtedness, provided that such Liens only extend to assets that were subject to such Liens prior to the acquisition of such assets by the Borrower or a Subsidiary and not incurred in anticipation or contemplation of such acquisition; (ix) Liens securing Refinancing Indebtedness; (x) purchase money Liens (including Capitalized Lease Obligations); (xi) Liens on assets of the Borrower or any Subsidiary created pursuant to the Collateral and Guarantee Agreement; (xii) bankers' liens with respect to the right of set-off arising in the ordinary course of business against amounts maintained in bank accounts or certificates of deposit in the name of the Borrower or any Subsidiary; (xiii) the interest of any issuer of a letter of credit in any cash or Eligible Investment deposited with or for the benefit of such issuer as collateral for such letter of credit, provided that the Indebtedness so collateralized is permitted to be incurred by the terms of this Agreement; and (xiv) any Lien consisting of a right of first refusal or option to purchase the Borrower's ownership interest in any Subsidiary or to purchase assets of the Borrower or any Subsidiary, which right of first refusal or option is entered into in the ordinary course of business.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Preferred Stock" means with respect to any Person all Capital Stock of such Person which has a preference in liquidation or a preference with respect to the payment of dividends or distributions of operating profit or cash.

         "Prepayment Event" means:

               (a) any Asset Sale (including Specified Sale and Leaseback Transactions), other than (i) Syndications and (ii) other dispositions resulting in the aggregate for all such dispositions in Net Proceeds not greater than $5,000,000 during any fiscal year of the Borrower;

               (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied or committed to be applied to (i) repair, restore or replace such property or asset or
     (ii) acquire real property, equipment or other tangible assets used or useful in the business of the Borrower and the Subsidiaries, in each case within 270 days after the receipt of such insurance proceeds;

               (c) the incurrence of any Indebtedness by the Borrower or any Subsidiary, other than Indebtedness referred to in Section 6.03(b) or 6.03(c);

               (d) the issuance of any Capital Stock in the Borrower or any Subsidiary, other than (i) any such issuances to the Borrower or any Subsidiary and (ii) Syndications; or

               (e) any repayment or prepayment of any intercompany note pledged under the Collateral and Guarantee Agreement.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Qualifying 2005 Notes Payment" means each payment (other than payments funded with the proceeds of any Loans) made in connection with a redemption or repayment at maturity of the 2005 Notes to the extent that (a) prior to such payment, the Borrower shall have delivered to the Administrative Agent written notice of such payment designating such payment as a "Qualifying 2005 Notes Payment" and (b) an amount equal to the aggregate amount of such payment is received by the Borrower as proceeds of Refinancing Indebtedness in respect of the 2005 Notes within 270 days of the date of such payment.

         "Receivables" means accounts receivable (including all rights to payment created by or arising from the sales of goods, leases of goods or the rendition of services, no matter how evidenced and whether or not earned by performance).

         "Refinancing Indebtedness" means Indebtedness that is applied to refund, refinance, repurchase and retire or extend any Existing Indebtedness, any Indebtedness incurred under Section 6.03(a) and any Indebtedness previously refinanced in accordance with this definition , provided that: (i) the Refinancing Indebtedness is the obligation of the same Person or Persons (and not of any other Person) and, if the Indebtedness being refunded, refinanced or extended is subordinated to the Obligations, the Refinancing Indebtedness is also subordinated to the Obligations to the same extent as the Indebtedness being refunded, refinanced or extended; (ii) the Refinancing Indebtedness is scheduled to mature no earlier than the Indebtedness being refunded, refinanced or extended and is not subject to any requirement not applicable to the Indebtedness being refunded, refinanced or extended that such Indebtedness be prepaid, redeemed, repurchased or defeased on one or more scheduled dates or upon the happening of one or more events (other than events of default or change of control events); (iii) the Refinancing Indebtedness has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended; (iv) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets that the Indebtedness being refunded, refinanced or extended is secured; and (v) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended (except for issuance costs and increases in Attributable Indebtedness due solely to increases in the present value calculations resulting from renewals or extensions of the terms of the underlying leases in effect on the Amendment Effective Date); provided further, that Indebtedness meeting the requirements of the foregoing clauses
(i) through (v) may constitute Refinancing Indebtedness notwithstanding that it is not immediately applied to the refunding, refinancing, repurchase or extension of other Indebtedness so long as (y) the Borrower designates such Indebtedness as Refinancing Indebtedness and (z) prior to their use for refunding, refinancing, repurchasing or extending other Indebtedness, the net proceeds of such Indebtedness are promptly (1) deposited in an account controlled by the Administrative Agent, pursuant to an agreement satisfactory to the Borrower and the Administrative Agent, and held in such account pending the application of such net proceeds to refund, refinance, repurchase or extend such other Indebtedness or (2) applied to prepay Revolving Loans, in which case an amount of the Revolving Commitments equal to the amount so prepaid will be held available and not borrowed pending, and will be made available (subject to the conditions to borrowing set forth herein) only to provide funds for, the application of such net proceeds to refund, refinance, repurchase or extend such other Indebtedness; provided further, that Indebtedness meeting the requirements of the foregoing clauses (i) through (v) (with reference to the 2005 Notes) may constitute Refinancing Indebtedness with respect to the 2005 Notes notwithstanding that it is incurred after the redemption or repayment at maturity of the 2005 Notes so long as (A) such Indebtedness is incurred within 270 days after the redemption or repayment at maturity of the 2005 Notes, (B) the 2005 Notes were redeemed or repaid at maturity in whole or in part through Qualifying 2005 Notes Payments, (C) the proceeds of such Indebtedness do not exceed the aggregate amount of the Qualifying 2005 Notes Payments and (D) the Borrower designates such Refinancing Indebtedness as Refinancing Indebtedness in respect of the 2005 Notes at the time such Refinancing Indebtedness is incurred.

         "Register" has the meaning set forth in Section 9.04.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person's Affiliates.

         "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

         "Required Lenders" means, at any time, Lenders having Combined Credit Exposures and unused Commitments representing more than 50% of the sum of the total Combined Credit Exposures and unused Commitments at such time.

         "Restricted Cash and Cash Equivalents" means, as of any date, the cash and cash equivalents (i) held by HCS Ltd and committed to third party administrators for payment of the Borrower's insurance claims and (ii) held by Syndicated Persons to the extent that such cash and cash equivalents are required by the owners of such Syndicated Persons to be held in separate accounts and not otherwise commingled with the assets of the Borrower.

         "Restricted Payment" means with respect to any Person: (i) the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Stock) of such Person shall not constitute a Restricted Payment); (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's Capital Stock or any other payment or distribution made in respect thereof, either directly or indirectly; or (iii) any payment on account of the purchase, redemption, retirement, defeasance or other acquisition for value, prior to any scheduled principal payment, sinking fund payment or Stated Maturity, of Subordinated Indebtedness of such Person or any of its subsidiaries; provided, however, that with respect to the Borrower and the Subsidiaries, Restricted Payments shall not include (A) repurchases of Syndicated Interests in an aggregate amount in any Fiscal Year up to $10,000,000 plus the proceeds received during such Fiscal Year of any resale of such repurchased Syndicated Interests, or (B) payments made (1) to the Borrower or any of its Subsidiaries by any of the Borrower's Subsidiaries,
(2) by the Borrower to any of its Subsidiaries or (3) any distribution by any Subsidiary provided that the Borrower or another Subsidiary receives its proportionate share thereof.

         "Restrictive Indenture" means each Indenture that prohibits or restricts the ability of the Borrower or any Subsidiary to Guarantee, or grant any Lien to secure, any portion of the Obligations, which Indentures are specifically identified on Schedule 101A.

         "Revolving Availability Period" means the period from but excluding the Amendment Effective Date to but excluding the earlier of the Revolving Credit/LC Maturity Date and the date of termination of the Revolving Commitments. "Revolving Commitment" means, with respect to each Revolving Lender, the commitment of such Lender to make Revolving Loans, expressed as an amount representing the maximum aggregate permitted amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender's Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Revolving Commitments on the Amendment Effective Date is $250,000,000.

         "Revolving Credit/LC Maturity Date" means March 21, 2010.

         "Revolving Exposure" means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amounts of such Lender's Revolving Loans at such time.

         "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

         "Revolving Loan" means a Loan made pursuant to clause (b) of Section 2.01.

         "S&P" means Standard & Poor's Corporation.

         "Sale and Leaseback Transaction" means any arrangement whereby the Borrower or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease from the buyer or transferee the sold or transferred property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

         "Scheduled Payment Date" has the meaning assigned to such term in
Section 2.09(a).

         "SEC" means the United States Securities and Exchange Commission.

         "Secured Parties" has the meaning assigned to such term in the Collateral and Guarantee Agreement.

         "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated by the SEC thereunder.

         "Securitization Transaction" means (a) any transfer by the Borrower or any Subsidiary of Receivables or interests therein (i) to a trust, partnership, corporation or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables or interests in Receivables, or (ii) directly to one or more investors or other purchasers, or (b) any transaction in which the Borrower or a Subsidiary incurs Indebtedness or other obligations secured by Liens on Receivables. The "amount" or "principal amount" of any Securitization Transaction shall be deemed at any time to be (A) in the case of a transaction described in clause (a) of the preceding sentence, the aggregate principal or stated amount of the Indebtedness or other securities referred to in such clause or, if there shall be no such principal or stated amount, the uncollected amount of the Receivables transferred pursuant to such Securitization Transaction net of any such Receivables that have been written off as uncollectible, and (B) in the case of a transaction described in clause
(b) of the preceding sentence, the aggregate outstanding principal amount of the Indebtedness secured by Liens on the subject Receivables.

         "Security Documents" means the Collateral and Guarantee Agreement, the IP Security Agreements (as defined in the Collateral and Guarantee Agreement), the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to the Collateral and Guarantee Agreement or pursuant to Section 5.14 or 5.15 to secure any of the Obligations.

         "Senior Subordinated Credit Agreement" means the Senior Subordinated Credit Agreement dated as of January 16, 2004, among the Borrower, the lenders from time to time party thereto and Credit Suisse First Boston, as administrative agent, syndication agent and arranger.

         "Settlement Agreement" means any contract or agreement entered into by the Borrower or any Subsidiary in connection with any settlement of any litigation or other proceedings disclosed on Schedule 3.10, including the Settlement Agreement dated as of December 30, 2004, among the Borrower, the United States of America, acting through the entities named therein, and the other parties thereto.

         "Settlement Notes" means any Indebtedness evidenced by notes issued in connection with any settlement of any litigation or other proceedings disclosed on Schedule 3.10.

         "Specified Deposit Accounts" means all concentration accounts, investment accounts, automated clearing house accounts and similar accounts maintained by the Borrower.

         "Specified Property" means (a) the real property and improvements thereon set forth in Schedule 1.01C and (b) other real property and improvements thereon identified from time to time after the Amendment Effective Date and prior to the acquisition or construction of such real property or improvements by written notice from the Borrower to the Administrative Agent (which notice shall also contain a reasonably detailed summary of the construction and other improvements that the Borrower intends to make on the applicable real property) and reasonably acceptable to the Administrative Agent; provided, that the acquisition of or construction of improvements on any such real property shall not have been financed in whole or in part with any Indebtedness other than Revolving Loans.

         "Specified Sale and Leaseback Transaction" means a Sale and Leaseback Transaction consisting of a sale or other transfer of a Specified Property to a real estate investment trust or other Person within 180 days after completion of all principal construction and improvements set forth in Schedule 1.01C or in the original notice of such Specified Property delivered to the Administrative Agent and the simultaneous lease of such Specified Property by such real estate investment trust or other Person to the Borrower or a Subsidiary.

         "Stated Maturity" when used with respect to any security or any installment of interest thereon, means that date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Sub-Account" has the meaning assigned to such term in Section 2.04(n).

         "Subordinated Indebtedness" of any Person means any Indebtedness of such Person that is subordinated in right of payment to the Obligations or any of them.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" means any subsidiary of the Borrower.

         "Subsidiary Credit Support Date" means the first date on which the Maximum Subsidiary Credit Support Amount is equal to or greater than $10,000,000.

         "Successor" has the meaning assigned to such term in Section 6.05.

         "Supplemental Audit Report Date" means the date on which the Borrower shall have delivered to the Administrative Agent and filed with the SEC audited financial statements for the Fiscal Year ended December 31, 2004.

         "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

         "Syndicated Interests" has the meaning set forth in the definition of Syndications.

         "Syndicated Person" means a Person the partnership or other equity interests of which constitute Syndicated Interests.

         "Syndications" means the sale of partnership or other equity interests ("Syndicated Interests") in Subsidiaries or other Persons Controlled by the Borrower that own or operate surgery, diagnostic or other healthcare facilities to (i) participating physicians, radiologists and other specialists, (ii) professional corporations and other legal entities owned or controlled by such participating physicians, radiologists and other specialists, and (iii) participating hospitals and other healthcare providers.

         "Syndication Agent" means Wachovia Bank, National Association, in its capacity as syndication agent hereunder.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Term Lender" means a Lender with an outstanding Term Loan.

         "Term Loans" means "Loans" of the Term Lenders under the Existing Credit Agreement that are continued as term loans under Section 2.01(a).

         "Term Commitment" means, with respect to each Term Lender, the commitment of such Lender to convert its "Loans" outstanding under the Existing Credit Agreement to Term Loans. The Term Commitment of each Term Lender is set forth on Schedule 2.01. The aggregate amount of the Term Commitments is $315,000,000.

         "Term Maturity Date" means June 14, 2007; provided, that if, prior to June 14, 2007, (i) the Borrower is permitted under the Senior Subordinated Credit Agreement to extend the Term Maturity Date to March 21, 2010, and the Borrower shall have delivered to the Administrative Agent an opinion of counsel to such effect, or (ii) the Senior Subordinated Credit Agreement is terminated or otherwise ceases to be in effect, then, without any further consent or other action from or by any Lender or other party hereto, the Term Maturity Date shall be automatically extended to March 21, 2010, and thereafter all references herein to the "Term Maturity Date" shall be deemed to be references to such extended Term Maturity Date.

         "Tranche" means a category of Commitments and extensions of credits thereunder. For purposes hereof, each of the following comprises a separate
Tranche: (a) the Revolving Commitments and the outstanding Revolving Loans, (b) the Tranche A LC Commitments and Tranche A LC Disbursements that have not been reimbursed by the Borrower, (c) the Tranche B LC Commitments and Tranche B LC Disbursements that have not been reimbursed by the Borrower and (d) the Term Commitments and the outstanding Term Loans.

         "Tranche A LC Commitment" means, with respect to each Tranche A LC Lender, the commitment of such Lender to acquire participations in Tranche A Letters of Credit hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender's Tranche A LC Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche A LC Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche A LC Commitment, as applicable. The aggregate amount of the Tranche A LC Commitments on the Amendment Effective Date is $65,000,000.

         "Tranche A LC Disbursement" means any payment made by an Issuing Bank pursuant to a Tranche A Letter of Credit.

         "Tranche A LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Tranche A Letters of Credit at such time and (b) the aggregate amount of all Tranche A LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The Tranche A LC Exposure of any Tranche A LC Lender at any time shall be its Applicable Tranche A LC Percentage of the total Tranche A LC Exposure at such time.

         "Tranche A LC Lender" means a Lender with a Tranche A LC Commitment or, if the Tranche A LC Commitments have terminated or expired, a Lender with a Tranche A LC Exposure.

         "Tranche A Letter of Credit" means a Letter of Credit that is not a Tranche B Letter of Credit.

         "Tranche B Deposit" means, with respect to each Tranche B LC Lender, the amount that such Tranche B LC Lender shall deposit in such Tranche B LC Lender's Sub-Account on the Amendment Effective Date, as such amount may be (a) reduced from time to time pursuant to Section 2.04 or 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B Deposit is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have made its Tranche B Deposit, as applicable. The aggregate amount of the Tranche B Deposits on the Amendment Effective Date is $85,000,000.

         "Tranche B Deposit Account" has the meaning assigned to such term in
Section 2.04(n).

         "Tranche B Deposit Return" has the meaning assigned to such term in
Section 2.04(q).

         "Tranche B LC Commitment" means, with respect to each Tranche B LC Lender, the commitment of such Lender to acquire participations in Tranche B Letters of Credit hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender's Tranche B LC Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B LC Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche B LC Commitment, as applicable. The aggregate amount of the Tranche B LC Commitments on the Amendment Effective Date is $85,000,000.

         "Tranche B LC Disbursement" means any payment made by an Issuing Bank pursuant to a Tranche B Letter of Credit.

         "Tranche B LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Tranche B Letters of Credit at such time plus (b) the aggregate amount of all Tranche B LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The Tranche B LC Exposure of any Tranche B LC Lender at any time shall be its Applicable Tranche B LC Percentage of the total Tranche B LC Exposure at such time.

         "Tranche B LC Lender" means a Lender having a Tranche B Deposit.

         "Tranche B Letter of Credit" means a Letter of Credit as to which the Administrative Agent may apply Tranche B Deposits for purposes of reimbursing Tranche B LC Disbursements in accordance with Section 2.04.

         "Transactions" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of the Loans, the use of the proceeds thereof, the obtaining of the Letters of Credit, the creation of the Liens granted under the Security Documents and the other transactions contemplated hereby.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "Unrestricted Cash and Cash Equivalents" means, as of any date, the aggregate amount of consolidated cash and cash equivalents of the Borrower less the aggregate amount of Restricted Cash and Cash Equivalents.

         "USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended.

         "Wholly Owned Subsidiary" of any Person means (i) a subsidiary of which 100% of the Common Equity (except for director's qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

         SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All values to be determined from financial statements of the Borrower to be delivered under Section 5.01(a)(ii) or 5.01(a)(iii) shall be deemed to be equal to zero until the Audit Report Date.

         SECTION 1.04. Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Amendment Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. All financial covenants and financial definitions herein shall be calculated without regard to Statement of Financial Accounting Standards Number 123, relating to share-based accounting.

         (b) All computations required to be made hereunder on a pro forma basis giving effect to any acquisition, investment, sale, disposition or similar event shall reflect on a pro forma basis such event and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, but shall not take into account any projected synergies or similar benefits expected to be realized as a result of such event.

         SECTION 1.05. Senior Debt Status. In the event that the Borrower shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as "senior indebtedness" and as "designated senior indebtedness" under and in respect of the Senior Subordinated Credit Agreement, any Indentures under which Subordinated Indebtedness is outstanding and, if relevant, any other Subordinated Indebtedness and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders or the Administrative Agent may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

                                  ARTICLE II

                                  The Credits
                                  -----------

         SECTION 2.01. Term Loans; Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Term Lender agrees that on the Amendment Effective Date, its "Loans" outstanding on such date under the Existing Credit Agreement, in an aggregate principal amount equal to its Term Commitment, will be continued as Term Loans under this Agreement. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

         (b) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in
(i) such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment or (ii) the sum of the aggregate Revolving Exposures and the aggregate amount of the LC Exposures attributable to Letters of Credit that are not Designated Purpose Letters of Credit exceeding $250,000,000 if at the time such excess Indebtedness would not be permitted under the Senior Subordinated Credit Agreement. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

         SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. Each Term Loan shall be part of a Borrowing consisting of Term Loans made by the Term Lenders (by the continuation of loans made under the Existing Credit Agreement as described in Section 2.01) ratably in accordance with their Term Commitments or the aggregate amounts of their respective Term Loans. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         (b) Subject to Section 2.13, (i) each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

         (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Class and Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding.

         (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Term Maturity Date or the Revolving Credit/LC Maturity Date, as applicable.

         SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the aggregate amount of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Revolving Loan to be made as part of the requested Borrowing.

         SECTION 2.04. Letters of Credit. (a) General. Prior to the Amendment Effective Date, JPMorgan Chase Bank, N.A. issued the Existing Letters of Credit, which on and after the Amendment Effective Date shall constitute Tranche A Letters of Credit and Tranche B Letters of Credit under this Agreement and as provided in Schedule 2.04. Subject to the terms and conditions set forth herein, the Borrower may request any Issuing Bank to issue Letters of Credit for the Borrower's account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the LC Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

         (b) Notice of Issuance, Amendment, Renewal and Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or send by telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), whether such Letter of Credit shall be a Tranche A Letter of Credit or a Tranche B Letter of Credit, the amount of such Letter of Credit, the purpose for which such Letter of Credit is to be used (and whether or not such Letter of Credit is a Designated Purpose Letter of Credit), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the total Tranche A LC Exposure shall not exceed the aggregate Tranche A LC Commitments, (ii) the total Tranche B LC Exposure shall not exceed the aggregate Tranche B LC Commitments and (iii) the sum of the aggregate Revolving Exposures and the aggregate amount of the LC Exposures attributable to Letters of Credit that are not Designated Purpose Letters of Credit shall not exceed $250,000,000 if at the time such excess Indebtedness would not be permitted under the Senior Subordinated Credit Agreement or the Indentures. By written notice to the Administrative Agent, the Borrower may redesignate (i) any Tranche A Letter of Credit as a Tranche B Letter of Credit or (ii) any Tranche B Letter of Credit as a Tranche A Letter of Credit if, after giving effect to such designation, the conditions set forth in the immediately preceding sentence shall be satisfied.

         (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Credit/LC Maturity Date; provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Borrower and the applicable Issuing Bank pursuant to which the expiration date is automatically extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary by a specified time in advance of any such renewal.

         (d) Participations. (i) By the issuance of a Tranche A Letter of Credit (or an amendment to a Tranche A Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Tranche A LC Lenders, the applicable Issuing Bank hereby grants to each Tranche A LC Lender, and each Tranche A LC Lender hereby acquires from such Issuing Bank, a participation in such Tranche A Letter of Credit equal to such Tranche A LC Lender's Applicable Tranche A LC Percentage of the aggregate amount available to be drawn under such Tranche A Letter of Credit. In consideration and in furtherance of the foregoing, each Tranche A LC Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, such Tranche A LC Lender's Applicable Tranche A LC Percentage of each Tranche A LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Tranche A LC Lender acknowledges and agrees that its obligation to acquire participations pursuant to this subparagraph (i) in respect of Tranche A Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Tranche A Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Tranche A LC Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (ii) By the issuance of a Tranche B Letter of Credit (or an amendment to a Tranche B Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Tranche B LC Lenders, such Issuing Bank hereby grants to each Tranche B LC Lender, and each Tranche B LC Lender hereby acquires from such Issuing Bank, a participation in such Tranche B Letter of Credit equal to such Tranche B LC Lender's Applicable Tranche B LC Percentage of the aggregate amount available to be drawn under such Tranche B Letter of Credit. In consideration and in furtherance of the foregoing, each Tranche B LC Lender hereby absolutely and unconditionally agrees that if an Issuing Bank makes a Tranche B LC Disbursement which is not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or is required to refund any reimbursement payment in respect of a Tranche B LC Disbursement to the Borrower for any reason, the Administrative Agent shall reimburse the applicable Issuing Bank for such Tranche B LC Lender's Applicable Tranche B LC Percentage of the amount of such Tranche B LC Disbursement from such Tranche B LC Lender's Tranche B Deposit. In the event the Tranche B Deposit Account is charged by the Administrative Agent to reimburse the applicable Issuing Bank for an unreimbursed Tranche B LC Disbursement, the Borrower shall pay over to the Administrative Agent in reimbursement of the applicable Tranche B LC Disbursement an amount equal to the amount so charged, as provided in paragraph (e) below, and such payment shall be deposited by the Administrative Agent in the Tranche B Deposit Account. Each Tranche B LC Lender acknowledges and agrees that its obligation to acquire and fund participations in respect of Tranche B Letters of Credit pursuant to this subparagraph (ii) is unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Tranche B Letter of Credit or the occurrence and continuance of a Default or the return of the Tranche B Deposits, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Without limiting the foregoing, each Tranche B LC Lender irrevocably authorizes the Administrative Agent to apply amounts of its Tranche B Deposit as provided in this subparagraph (ii).

         (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that such Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or
(ii) the Business Day immediately following the day that such Borrower receives notice of such LC Disbursement, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $10,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be refinanced with the proceeds of an ABR Revolving Borrowing in an equivalent amount.

                  (i) If the Borrower fails to make any payment described in the foregoing clause (e) with respect to a Tranche A Letter of Credit, the Administrative Agent shall notify each Tranche A LC Lender of the applicable Tranche A LC Disbursement, the payment then due from the Borrower in respect thereof and such Tranche A Lender's Applicable Tranche A LC Percentage thereof. Promptly following receipt of such notice and in no event later than one Business Day following receipt of such notice, each Tranche A LC Lender shall pay to the Administrative Agent its Applicable Tranche A LC Percentage of the payment then due from the Borrower, in the same manner as provided in
         Section 2.05 with respect to Revolving Loans made by the Revolving Lenders to the Borrower (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Tranche A LC Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Tranche A LC Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph and in any event within one Business Day thereafter, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Tranche A LC Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Tranche A LC Lenders and such Issuing Bank as their interests may appear. Any payment made by a Tranche A LC Lender pursuant to this paragraph to reimburse an Issuing Bank for any Tranche A LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such Tranche A LC Disbursement.

                  (ii) If the Borrower fails to make any payment described in the foregoing clause (e) with respect to a Tranche B Letter of Credit, the Administrative Agent shall notify each Tranche B LC Lender of the applicable Tranche B LC Disbursement, the payment then due from the Borrower in respect thereof and such Tranche B LC Lender's Applicable Tranche B LC Percentage thereof, and the Administrative Agent shall promptly pay to the applicable Issuing Bank each Tranche B LC Lender's Applicable Tranche B LC Percentage of such Tranche B LC Disbursement from such Tranche B LC Lender's Tranche B Deposit. Promptly following receipt by the Administrative Agent of any payment by the Borrower in respect of any Tranche B LC Disbursement, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent payments have been made from the Tranche B Deposits, to the Tranche B Deposit Account to be added to the Tranche B Deposits of the Tranche B LC Lenders in accordance with their Applicable Tranche B LC Percentages. The Borrower acknowledges that each payment made pursuant to this subparagraph (ii) in respect of any Tranche B LC Disbursement is required to be made for the benefit of the distributees indicated in the immediately preceding sentence. Any payment made from the Tranche B Deposit Account, or from funds of the Administrative Agent, pursuant to this paragraph to reimburse an Issuing Bank for any Tranche B LC Disbursement shall not constitute a Loan and shall not relieve the Borrower (or any other account party in respect of the relevant Tranche B Letter of Credit) of its obligation to reimburse such Tranche B LC Disbursement.

         (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Administrative Agent, the LC Lenders or the Issuing Banks, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

         (g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the LC Lenders with respect to any such LC Disbursement.

         (h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at a rate per annum (computed in accordance with Section 2.12(e)) equal to (i) with respect to any unreimbursed LC Disbursement in respect of a Tranche A Letter of Credit, the Alternate Base Rate plus 1.75% per annum and
(ii) with respect to any unreimbursed LC Disbursement in respect of a Tranche B Letter of Credit, the Alternate Base Rate plus 1.50% per annum; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any LC Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

         (i) Termination of an Issuing Bank. Any Issuing Bank may cease to be an Issuing Bank at any time by written agreement among the Borrower, the Administrative Agent and such Issuing Bank. The Administrative Agent shall notify the LC Lenders of any such termination of an Issuing Bank. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section
2.11. After the termination of an Issuing Bank hereunder, such Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not be required to issue additional Letters of Credit.

         (j) Additional Issuing Banks. The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) and the designated Lender, designate one or more additional Lenders to act as an Issuing Bank under the terms of this Agreement, and any Lender so designated shall become an Issuing Bank hereunder.

         (k) Issuing Bank Reports. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof changed), it being understood that such Issuing Bank shall not effect any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit without first obtaining written confirmation from the Administrative Agent that such increase is then permitted under this Agreement, (ii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iii) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank and outstanding on such Business Day.

         (l) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of any Loans has been accelerated, LC Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of LC Lenders with LC Exposures representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to deposit cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

         (m) Rights of Issuing Bank. Each Issuing Bank shall, to the extent applicable, have all of the benefits and immunities provided to the Administrative Agent under this Agreement with respect to any actions taken or not taken by the Issuing Bank in connection with Letters of Credit.

         (n) Establishment of Tranche B Deposit Account and Sub-Accounts. On or prior to the Amendment Effective Date, the Administrative Agent shall establish a deposit account (the "Tranche B Deposit Account") of the Administrative Agent at JPMorgan Chase Bank, N.A. with the title "HealthSouth 2005 Credit Agreement Tranche B Deposit Account". The Administrative Agent shall maintain records enabling it to determine at any time the amount of the interest of each Tranche B LC Lender in the Tranche B Deposit Account (the interest of each Tranche B LC Lender in the Tranche B Deposit Account, as evidenced by such records, being referred to as such Tranche B LC Lender's "Sub-Account"). The Administrative Agent shall establish such additional Sub-Accounts for assignee Tranche B LC Lenders as shall be required pursuant to Section 9.04(b). No Person (other than the Administrative Agent) shall have the right to make any withdrawal from the Tranche B Deposit Account or to exercise any other right or power with respect thereto except as expressly provided in paragraph (p) below or in Section 9.04(b). Without limiting the generality of the foregoing, each party hereto acknowledges and agrees that the Tranche B Deposits are and will at all times be property of the Tranche B LC Lenders, and that no amount on deposit at any time in the Tranche B Deposit Account shall be the property of any of the Loan Parties, constitute "Collateral" under the Loan Documents or otherwise be available in any manner to satisfy any Obligations of any of the Loan Parties under the Loan Documents. Each Tranche B LC Lender agrees that its right, title and interest in and to the Tranche B Deposit Account shall be limited to the right to require amounts in its Sub-Account to be applied as provided in paragraph (p) below and that it will have no right to require the return of its Tranche B Deposit other than as expressly provided in such paragraph (p) (each Tranche B LC Lender hereby acknowledging (i) that its Tranche B Deposit constitutes payment for its participations in Tranche B Letters of Credit issued or to be issued hereunder, (ii) that its Tranche B Deposit and any investments made therewith shall secure its obligations to the Issuing Banks hereunder (each Tranche B LC Lender hereby granting to the Administrative Agent, for the benefit of the Issuing Banks, a security interest in its Tranche B Deposit and agreeing that the Administrative Agent, as holder of the Tranche B Deposits and any investments made therewith, will be acting, inter alia, as collateral agent for the Issuing Banks) and (iii) that the Issuing Banks will be issuing, amending, renewing and extending Tranche B Letters of Credit in reliance on the availability of such Tranche B LC Lender's Tranche B Deposit to discharge such Tranche B LC Lender's obligations in accordance with Section 2.04(e) in connection with any Tranche B LC Disbursement thereunder). The funding of the Tranche B Deposits and the agreements with respect thereto set forth in this Agreement constitute arrangements among the Administrative Agent, the Issuing Banks and the Tranche B LC Lenders with respect to the funding obligations of the Tranche B LC Lenders under this Agreement, and the Tranche B Deposits do not constitute loans or extensions of credit to any Loan Party. No Loan Party shall have any responsibility or liability to the Tranche B LC Lenders, the Agents or any other Person in respect of the establishment, maintenance, administration or misappropriation of the Tranche B Deposit Account (or any Sub-Account) or with respect to the investment of amounts held therein, including pursuant to paragraph (q) below. JPMorgan Chase Bank, N.A. hereby waives any right of setoff against the Tranche B Deposits that it may have under applicable law or otherwise with respect to amounts owed to it by Tranche B LC Lenders (it being agreed that such waiver shall not reduce the rights of JPMorgan Chase Bank, N.A., in its capacity as an Issuing Bank or otherwise, to apply or require the application of the Tranche B Deposits in accordance with the provisions of this Agreement).

         (o) Tranche B Deposits in Tranche B Deposit Account. The following amounts will be deposited in the Tranche B Deposit Account at the following times:

                  (i) On the Amendment Effective Date, each Tranche B LC Lender shall deposit in the Tranche B Deposit Account an amount in dollars equal to such Tranche B LC Lender's Tranche B Deposit. Thereafter, the Tranche B Deposits shall be available, on the terms and subject to the conditions set forth herein, for application pursuant to Section 2.04(e) to reimburse such Tranche B LC Lender's Applicable Tranche B LC Percentage of Tranche B LC Disbursements that are not reimbursed by the Borrower. The obligations of the Tranche B LC Lenders to make the deposits required by this subparagraph (i) are several, and no Tranche B LC Lender shall be responsible for any other Tranche B LC Lender's failure to make its deposit as so required.

                  (ii) On any date prior to the Revolving Credit/LC Maturity Date on which the Administrative Agent or any Issuing Bank receives any reimbursement payment from the Borrower in respect of a Tranche B LC Disbursement with respect to which amounts were withdrawn from the Tranche B Deposit Account to reimburse any Issuing Bank, subject to subparagraph (iv) below, the Administrative Agent shall deposit in the Tranche B Deposit Account, and credit to the Sub-Accounts of the Tranche B LC Lenders, the portion of such reimbursement payment to be deposited therein, in accordance with Section 2.04(e).

                  (iii) If at any time when any amount is required to be deposited in the Tranche B Deposit Account under subparagraph (ii) above the sum of such amount and the aggregate amount of the Tranche B Deposits at such time would exceed the total Tranche B Deposits, then such excess shall not be deposited in the Tranche B Deposit Account and the Administrative Agent shall instead pay to each Tranche B LC Lender its Tranche B LC Applicable Percentage of such excess.

                  (iv) Concurrently with the effectiveness of any assignment by any Tranche B LC Lender of all or any portion of its Tranche B Deposit, the Administrative Agent shall transfer into the Sub-Account of the assignee the corresponding portion of the amount on deposit in the assignor's Sub-Account in accordance with Section 9.04(b)(ii)(F).

         (p) Withdrawals From and Closing of Tranche B Deposit Account. Amounts on deposit in the Tranche B Deposit Account shall be withdrawn and distributed (or transferred, in the case of subparagraph (v) below) as follows:

                  (i) On each date on which an Issuing Bank is to be reimbursed by the Tranche B LC Lenders pursuant to Section 2.04(e) for any Tranche B LC Disbursement, the Administrative Agent shall withdraw from the Tranche B Deposit Account the amount of such unreimbursed Tranche B LC Disbursement (and debit the Sub-Account of each Tranche B LC Lender in the amount of such Tranche B LC Lender's Applicable Tranche B LC Percentage of such unreimbursed Tranche B LC Disbursement) and make such amount available to such Issuing Bank in accordance with Section 2.04(e).

                  (ii) Concurrently with each voluntary reduction of the total Tranche B LC Commitments pursuant to and in accordance with Section 2.07, the Administrative Agent shall withdraw from the Tranche B Deposit Account and pay to each Tranche B LC Lender such Tranche B LC Lender's Applicable Tranche B LC Percentage of any amount by which the Tranche B Deposits, after giving effect to such reduction of the total Tranche B LC Commitments, would exceed the greater of the total Tranche B LC Commitments and the total Tranche B LC Exposure.

                  (iii) Concurrently with any reduction of the total Tranche B LC Commitments to zero pursuant to and in accordance with Section 2.07 or Article VII, the Administrative Agent shall withdraw from the Tranche B Deposit Account and pay to each Tranche B LC Lender such Tranche B LC Lender's Applicable Tranche B LC Percentage of the excess at such time of the aggregate amount of the Tranche B Deposits over the Tranche B LC Exposure.

                  (iv) Concurrently with the effectiveness of any assignment by any Tranche B LC Lender of all or any portion of its Tranche B Deposit, the corresponding portion of the assignor's Sub-Account shall be transferred from the assignor's Sub-Account to the assignee's Sub-Account in accordance with Section 9.04(b) and, if required by
         Section 9.04(b), the Administrative Agent shall close such assignor's Sub-Account.

                  (v) Upon the reduction of each of the total Tranche B LC Commitments and the Tranche B LC Exposure to zero, the Administrative Agent shall withdraw from the Tranche B Deposit Account and pay to each Tranche B LC Lender the entire remaining amount of such Tranche B LC Lender's Tranche B Deposit, and shall close the Tranche B Deposit Account.

Each Tranche B LC Lender irrevocably and unconditionally agrees that its Tranche B Deposit may be applied or withdrawn from time to time as set forth in this paragraph (p).

         (q) Investment of Amounts in Tranche B Deposit Account. The Administrative Agent shall invest, or cause to be invested, the Tranche B Deposit of each Tranche B LC Lender so as to earn for the account of such Tranche B LC Lender a return thereon (the "Tranche B Deposit Return") for each day at a rate per annum equal to (i) the one month LIBOR rate as determined by the Administrative Agent on such day (or if such day was not a Business Day, the first Business Day immediately preceding such day) based on rates for deposits in dollars (as set forth by Bloomberg L.P.-page BTMM or any other comparable publicly available service as may be selected by the Administrative Agent) (the "Benchmark LIBO Rate") minus (ii) 0.10% per annum (based on a 365/366 day year). The Benchmark LIBO Rate will be reset on each Business Day. The Tranche B Deposit Return accrued through and including the last day of March, June, September and December of each year shall be payable by the Administrative Agent to each Tranche B LC Lender on the third Business Day following such last day, commencing on the first such date to occur after the Amendment Effective Date, and on the date on which each of the total Tranche B Deposits and the Tranche B LC Exposure shall have been reduced to zero, and the Administrative Agent agrees to pay to each Tranche B LC Lender the amount due to it under this sentence. In addition, the Borrower agrees to pay to the Administrative Agent for the account of each Tranche B LC Lender an additional amount (payable in arrears on each date that participation fees are payable to each such Tranche B LC Lender in accordance with Section 2.11), accruing at the rate of 0.10% per annum (based on a 365/366 day year), on the daily amount of the Tranche B Deposit of such Lender during the period from and including the date hereof to but excluding the date on which each of the Tranche B Deposits and the Tranche B LC Exposure have been reduced to zero.

         (r) Sub-Agents. As provided in Article VIII, the Administrative Agent may perform any and all its duties and exercise its rights and powers contemplated by this Section 2.04 by or through one or more sub-agents appointed by it (which may include any of its Affiliates). The parties hereto acknowledge that on or prior to the Amendment Effective Date the Administrative Agent has engaged JPMorgan Chase Institutional Trust Services to act as its sub-agent in connection with the Tranche B Deposit Account, and that in such capacity JPMorgan Chase Institutional Trust Services shall be entitled to the benefit of all the provisions of this Agreement contemplated by Article VIII, including the provisions of Section 9.03.

         (s) Sufficiency of Tranche B Deposits to Provide for Undrawn/Unreimbursed Tranche B LC Exposure. Notwithstanding any other provision of this Agreement, including Sections 2.01 and 2.04, no Tranche B Letter of Credit shall be issued or increased as to its stated amount, if after giving effect to such issuance or increase, the aggregate amount of the Tranche B Deposits would be less than the Tranche B LC Exposure. The Administrative Agent agrees to provide, at the request of any Issuing Bank, information to such Issuing Bank as to the aggregate amount of the Tranche B Deposits and the Tranche B LC Exposure.

         (t) Satisfaction of Tranche B LC Lender Funding Obligations. The Borrower and each Issuing Bank acknowledges and agrees that, subject to Section 2.04(d)(i), but notwithstanding any other provision contained herein, the deposit by each Tranche B LC Lender in the Tranche B Deposit Account on the Amendment Effective Date of funds equal to its Tranche B Deposit will fully discharge the obligation of such Tranche B LC Lender to reimburse such Tranche B LC Lender's Applicable Tranche B Percentage of Tranche B LC Disbursements that are not reimbursed by the Borrower pursuant to Section 2.04(e), and that no other or further payments shall be required to be made by any Tranche B LC Lender in respect of any such reimbursement obligations.

         SECTION 2.05. Funding of Revolving Borrowings. (a) Subject to Section
2.03 hereof, each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Revolving Lenders. The Administrative Agent will make such Revolving Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

         (b) Unless the Administrative Agent shall have received notice from a Revolving Lender prior to the proposed date of any Revolving Borrowing that such Revolving Lender will not make available to the Administrative Agent such Lender's share of such Revolving Borrowing, the Administrative Agent may assume that such Revolving Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Borrowing available to the Administrative Agent, then the applicable Revolving Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Revolving Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Revolving Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Revolving Loan included in such Revolving Borrowing.

         SECTION 2.06. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. The Term Borrowings shall initially shall be ABR Borrowings. Thereafter, the Borrower may elect to convert any such Borrowing (or any part thereof) to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

         (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

         (c) Each telephonic and written Interest Election Request shall specify the following information:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

         (d) Promptly, and in no event later than one Business Day, following receipt of an Interest Election Request the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         SECTION 2.07. Termination and Reduction of Commitments. (a) Unless previously terminated, the Term Commitments will terminate immediately following the continuation of the "Loans" under the Existing Credit Agreement as Term Loans on the Amendment Effective Date. Unless previously terminated, the Revolving Commitments and the LC Commitments (together with the obligations of the Issuing Banks to issue, amend, renew or extend Letters of Credit) will terminate on the Revolving Credit/LC Maturity Date.

         (b) The Revolving Commitments or LC Commitments shall be automatically and permanently reduced by the amount of any prepayment of the corresponding Revolving Loans or cash collateralization of the corresponding Letters of Credit, respectively, under Section 2.10(c) or (d).

         (c) If the Term Maturity Date shall not have been extended, as provided in the definition of such term, to the Revolving/LC Maturity Date and the Term Loans shall not have been repaid in full prior to the Term Maturity Date, then the Revolving Commitments and the LC Commitments shall automatically terminate on the Term Maturity Date.

         (d) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of a Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000, (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans, the Revolving Exposure would exceed the total Revolving Commitments, (iii) the Borrower shall not terminate or reduce the Tranche A LC Commitments if, after giving effect to any concurrent reimbursement of Tranche A LC Disbursements, the Tranche A LC Exposure would exceed the total Tranche A LC Commitments and (iv) the Borrower shall not terminate or reduce the Tranche B LC Commitments if, after giving effect to any concurrent reimbursement of Tranche B LC Disbursements, the Tranche B LC Exposure would exceed the total Tranche B LC Commitments.

         (e) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (d) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly and in no event later than one Business Day following receipt of any notice, the Administrative Agent shall advise the Lenders and, in the case of any termination or reduction of any LC Commitments, each Issuing Bank, of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of any Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

         SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of the applicable Revolving Lender the then unpaid principal amount of each Revolving Loan on the Revolving Credit/LC Maturity Date and (ii) to the Administrative Agent for the account of the applicable Term Lender the then unpaid principal amount of each Term Loan on the Term Maturity Date.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

         (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.09. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Term Borrowings commencing on September 30, 2005, and continuing on the last day of each December, March, June and September occurring thereafter and prior to the Term Maturity Date (each a "Scheduled Payment Date"), in an aggregate principal amount for each such date equal to 0.25% of the aggregate principal amount of the Term Loans outstanding as of the Amendment Effective Date. Each payment of Term Loans pursuant to this Section 2.09(a) shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

         (b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

         (c) Any mandatory or optional prepayment of a Term Borrowing shall be applied to reduce ratably the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section.

         SECTION 2.10. Prepayment of Loans; Cash Collateralization of Letters of Credit. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section and payment of any amounts required under Section 2.15; provided, that each such partial repayment shall be in an integral multiple of $1,000,000 and not less than $5,000,000.

         (b) In the event and on each occasion that the aggregate Revolving Exposures exceed the aggregate Revolving Commitments, the Borrower shall prepay Revolving Borrowings in an aggregate amount equal to such excess.

         (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within three Business Days after such Net Proceeds are received, prepay Borrowings and/or cash collateralize Letters of Credit in accordance with and subject to paragraph (f) below in an aggregate amount equal to (i) 100% of such Net Proceeds in the case of a Prepayment Event referred to in clause (a), (b), (c) or (e) of the definition of such term or
(ii) 50% of such Net Proceeds in the case of a Prepayment Event referred to in clause (d) of the definition of such term; provided that, in the case of any event described in clause (a) of the definition of the term Prepayment Event, if the last paragraph of this Section is not applicable to such event and the Borrower shall deliver to the Administrative Agent within five Business Days of such event a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate),

                  (A) within 270 days after receipt of such Net Proceeds, to acquire Syndicated Interests or real property, equipment or other assets to be used in the business of the Borrower and the Subsidiaries, or

                  (B) solely with respect to the Permitted Asset Sale, within 90 days after receipt of such Net Proceeds to redeem or repay at maturity the 2005 Notes with up to 50% of such Net Proceeds, and, in each case, certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of the applicable time period, at which time a prepayment shall be required (to the extent not already made) in an amount equal to the amount of such Net Proceeds that have not been so applied; provided further that the Borrower shall not be permitted to make elections pursuant to clause (A) of the immediately preceding proviso with respect to Net Proceeds in any Fiscal Year aggregating in excess of $100,000,000. The Borrower covenants and agrees that any Net Proceeds of the Permitted Asset Sale that are the subject of a certification referred to in subparagraph (B) above will be
(1) deposited in an account controlled by the Administrative Agent, pursuant to an agreement satisfactory to the Borrower and the Administrative Agent, pending the application of such Net Proceeds in accordance with such certificate or to prepay Borrowings or cash collateralize Letters of Credit under this paragraph or (2) applied to prepay Revolving Loans, in which case an amount of the Revolving Commitments equal to the amount so prepaid will be held available and not borrowed pending, and will be made available (subject to the conditions to borrowing set forth herein) only to provide funds for, the application of such Net Proceeds in accordance with such certificate or to prepay Borrowings or cash collateralize Letters of Credit under this paragraph.

         Notwithstanding the foregoing provisions of this paragraph, if the 2005 Notes shall have been redeemed or repurchased and retired prior to the consummation of the Permitted Asset Sale other than with the proceeds of any Refinancing Indebtedness or other Indebtedness, the Borrower may, by notice to the Administrative Agent, exclude from the prepayment requirements of this paragraph Net Proceeds of the Permitted Asset Sale up to the lesser of (i) 50% of such Net Proceeds and (ii) the aggregate amount expended after the date hereof to redeem or repurchase and retire the 2005 Notes.

         (d) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2005, the Borrower shall prepay Borrowings and/or cash collateralize Letters of Credit in accordance with paragraph (f) of this Section in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

         (e) If the Term Maturity Date shall not have been extended, as provided in the definition of such term, to the Revolving/LC Maturity Date and the Term Loans shall not have been repaid in full prior to the Term Maturity Date, then on the Term Maturity Date, the Borrower shall, in addition to repaying the Term Loans, prepay all outstanding Revolving Loans and deposit cash collateral in an amount equal to the aggregate LC Exposure in an account with the Administrative Agent on the terms set forth in Section 2.04(l), other than the last sentence thereof.

         (f) All amounts required to be paid pursuant to paragraph (c) or (d) of this Section shall be applied as follows: (i) first, to prepay Term Borrowings; (ii) second, after all Term Loans have been repaid, to prepay Revolving Borrowings (with a corresponding reduction in the Revolving Commitments) and (iii) third, after compliance with clauses (i) and (ii) above, to fund a cash collateral account with the Administrative Agent in an amount equal to the LC Exposure at such time, which cash collateral account shall be used to ratably cash collateralize all outstanding Letters of Credit at such time. Subject to the sequence of application with respect to mandatory prepayments set forth above, prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid or the Letters of Credit to be cash collateralized, as applicable, and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section; provided, however, that amounts required to be paid pursuant to paragraph (c) of this Section with respect to Specified Sale and Leaseback Transactions shall only be applied to prepay Revolving Borrowings (without a corresponding reduction in the Revolving Commitments) and, to the extent that such amounts exceed the amount of Revolving Borrowings outstanding at the time of payment, shall not be subject to the prepayment requirements of paragraph (c) of this Section.

         (g) The Borrower shall, to the extent practicable, notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment or cash collateralization of Letters of Credit hereunder (i) in the case of a prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing or cash collateralization of a Letter of Credit, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or cash collateralization. Each such notice shall be irrevocable and shall specify the prepayment or cash collateralization date, the principal amount of each Borrowing or portion thereof to be prepaid or the Tranche of Letters of Credit to be collateralized and, in the case of a mandatory prepayment or cash collateralization, a reasonably detailed calculation of the amount of such prepayment or cash collateralization; provided, that if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

         SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily unused amount of the Commitments (other than Tranche B LC Commitments, to the extent that the applicable Tranche B Deposits have been funded) of such Lender during the period from and including the Amendment Effective Date to but excluding the date on which the last of such Commitments terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the last of the Commitments terminate, commencing on the first such date to occur after the Amendment Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Tranche A LC Lender a participation fee with respect to its participations in Tranche A Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender's Tranche A LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Amendment Effective Date to but excluding the later of the date on which such Lender's Tranche A LC Commitment terminates and the date on which such Lender ceases to have any Tranche A LC Exposure, (ii) to the Administrative Agent for the account of each Tranche B LC Lender a participation fee with respect to its participations and commitment to participate in Tranche B Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Term Loans, on the average daily amount of such Lender's Tranche B Deposit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Amendment Effective Date to but excluding the date on which such Tranche B Lender's Tranche B Deposit is returned to it, and (iii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the portion of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Amendment Effective Date to but excluding the later of the date of termination of the LC Commitments and the date on which there ceases to be any LC Exposure, as well as each Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Amendment Effective Date; provided that all such fees shall be payable on the date on which the LC Commitments terminate and any such fees accruing after the date on which the LC Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). In addition to the foregoing fees, the Borrower agrees to pay to the Administrative Agent for the Account of each Tranche B LC Lender, the fees set forth in Section 2.04(q).

         (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

         (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

         SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

         (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

         (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or Tranche B LC Disbursement or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) in the case of overdue unreimbursed amounts with respect to any Tranche B LC Disbursement, 2% plus the rate otherwise applicable to such Tranche B LC Disbursement as provided in Section 2.04 or (iii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

         (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

         (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

         (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

         (b) the Administrative Agent is advised by the Lenders with a majority in principal amount of the Revolving Commitments, Term Loans or Tranche B Deposits that the Adjusted LIBO Rate or the Tranche B Deposit Return, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing or maintaining such Tranche B Deposits, as applicable, for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

         SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

         (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank; or

         (ii) impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein or any Tranche B Deposit;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or any Tranche B Deposit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(g) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.18 or the CAM Exchange, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (other than those resulting from such Person's gross negligence or wilful misconduct), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability and setting forth in reasonable detail the calculation and basis for such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

         (f) If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

         (g) Any and all payments by or on account of any obligation of the Administrative Agent pursuant to Section 2.04(q) hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Administrative Agent shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the Administrative Agent shall so notify the Borrower and advise it of the additional amount required to be paid so that the sum payable by the Administrative Agent pursuant to Section 2.04(q) after making all required deductions (including deductions applicable to additional sums payable under this Section) to the Tranche B LC Lenders is an amount from the Administrative Agent equal to the sum they would have received from the Administrative Agent had no deductions been made, (ii) the Borrower shall pay such additional amount to the Administrative Agent, (iii) the Administrative Agent shall make all required deductions, (iv) the Administrative Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (v) the Borrower shall indemnify, within 10 days after written demand therefor, the Administrative Agent for the full amount of any deductions paid by the Administrative Agent with respect to any payments made on account of any obligation of the Administrative Agent pursuant to Section 2.04(q).

         SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

         (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         (e) Prior to an Event of Default, if any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Tranche B Deposits hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans or Tranche B Deposits hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III

                         Representations and Warranties
                         ------------------------------

         The Borrower represents and warrants to the Lenders that:

         SECTION 3.01. Organization and Authority. (a) The Borrower and each Subsidiary is a corporation, partnership, limited liability company or trust duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation except, in the case of any Subsidiary of the Borrower, where the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect.

         (b) The Borrower and each Subsidiary (i) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in this Agreement and (ii) is qualified to do business in, and is in good standing in, every jurisdiction in which failure so to qualify or be in good standing, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (c) The Borrower has the power and authority to enter into the Transactions.

         (d) Each Loan Document has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

         SECTION 3.02. Execution; No Conflicts. The execution, delivery and performance by the Borrower of this Agreement and the Transactions:

         (i) have been duly authorized by all requisite corporate actions (including any required shareholder approval) of the Borrower required for the lawful execution, delivery and performance thereof;

         (ii) do not and will not violate any provisions of (A) any applicable law, rule or regulation, (B) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on the Borrower or any Subsidiary or its or any Subsidiary's properties, or (C) the certificate of incorporation, bylaws or other organizational documents of the Borrower;

         (iii) do not and will not be in conflict with, result in a breach of, violate, give rise to a right of prepayment under or constitute a default under, any contract, indenture, agreement or other instrument or document to which the Borrower or any Subsidiary is a party, or by which the properties or assets of the Borrower or any Subsidiary are bound; and

         (iv) do not and will not result in the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any Subsidiary (other than the Liens created by the Loan Documents).

         SECTION 3.03. Solvency. Immediately after the consummation of the Transactions to occur and immediately following the making of each Loan or the issuance of each Letter of Credit made or issued and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and the Subsidiaries, on a consolidated basis, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and the Subsidiaries on a consolidated basis will not have incurred any debts and liabilities, subordinated, contingent or otherwise, that they do not believe that they will be able to pay as such debts and liabilities become absolute and matured; and
(d) the Borrower and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Amendment Effective Date.

         SECTION 3.04. Subsidiaries. Schedule 3.04 sets forth as of the Amendment Effective Date a list of all the Subsidiaries and the percentage ownership of the Borrower and the Subsidiaries therein. The shares of capital stock or other ownership interests listed on Schedule 3.04 are owned by the Borrower, directly or indirectly, free and clear of all Liens other than Liens permitted hereunder.

         SECTION 3.05. Ownership Interests. The Borrower owns no interest in any Person other than the Persons set forth on Schedule 3.05, Capital Stock in Persons not constituting Subsidiaries permitted under Section 6.02 and Capital Stock in subsidiaries created or acquired after the Amendment Effective Date.

         SECTION 3.06. Financial Condition. (a) Except as disclosed in any Monthly Financial Package for the months of July 2003 through November 2004, in any filing by the Borrower with the SEC prior to the Amendment Effective Date or in the Schedules hereto, since June 14, 2002, there has been no material adverse change in the business, assets, operations, properties, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole. Subject to the qualifications set forth in the Report of the Borrower to the SEC on Form 8-K dated December 2, 2004, to the best knowledge of the Borrower, the financial statements (including the notes thereto) included in the Monthly Financial Packages described in the immediately preceding sentence present fairly the financial condition and results of operation of the Borrower and the Subsidiaries as of the dates thereof, subject to year-end audit adjustments.

         (b) The Borrower has, on or prior to the Amendment Effective Date, furnished to the Administrative Agent for distribution to the Lenders the Borrower's five-year forecast model including a projected consolidated statement of EBITDA and selected cash flow information (the "Model") prepared giving effect to the Transactions as if the Transactions had occurred as of November 2004. The Model was prepared in good faith by the Borrower based on assumptions and estimates believed by the Borrower on the date thereof to be reasonable, was based on the best information available to the Borrower after due inquiry and accurately reflects all material adjustments required to be made to give effect to the Transactions.

         (c) Neither the Borrower nor any Subsidiary has any Indebtedness or other obligations or liabilities, direct or contingent, in an aggregate amount in excess of $50,000,000, other than (i) the liabilities reflected on Schedule 3.06, (ii) obligations arising under this Agreement and (iii) liabilities incurred in the ordinary course of business.

         (d) The analysis set forth in Schedule 3.06 of the assets, liabilities and cash flows of the Borrower individually and of the Subsidiaries taken as a whole is believed by the Borrower to be reasonable based on the information available to it.

         SECTION 3.07. Title to Properties. Each of the Borrower and the Subsidiaries has good and valid title to, or valid leasehold interests in, all its material real and personal property.

         SECTION 3.08. Taxes. The Borrower and each Subsidiary has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it (subject to any timely obtained extensions to file) and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 3.06(a) and satisfactory to the Borrower's independent certified public accountants have been established, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

         SECTION 3.09. Other Agreements. Except as set forth on Schedule 3.09:

         (i) neither the Borrower nor any Subsidiary is a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to any other restrictions, compliance with the terms of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

         (ii) neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any Medicaid Provider Agreement, Medicare Provider Agreement or other agreement or instrument to which the Borrower or any Subsidiary is a party, which default has resulted in, or if not remedied within any applicable grace period could reasonably be expected to result in, the revocation, termination, cancellation or suspension of the Medicaid Certification or the Medicare Certification of the Borrower or any Subsidiary, which revocation, termination, cancellation or suspension could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) any Indenture or the Senior Subordinated Credit Agreement or (iii) any other agreement or instrument to which the Borrower or any Subsidiary is a party (which defaults referred to in this clause
   (iii) have had, or if not remedied within any applicable grace period could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect);

         (iii) to the knowledge of the Borrower, no Contract Provider is a party to any judgment, order, decree, agreement or instrument, or subject to any restrictions, compliance with the terms of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

         (iv) to the knowledge of the Borrower, no Contract Provider is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Medicaid Provider Agreement, Medicare Provider Agreement or other agreement or instrument to which such Person is a party, which default has resulted in, or if not remedied within any applicable grace period could result in, the revocation, termination, cancellation or suspension of the Medicaid Certification or the Medicare Certification of such Person, which revocation, termination, cancellation or suspension could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

         (v) neither the Borrower nor any direct Subsidiary of the Borrower is a party to or subject to any shareholder agreement, agreement evidencing Indebtedness or other similar agreement that (A) prohibits the Borrower or such Subsidiary from pledging any Capital Stock in any Subsidiary or other Person or (B) provides for a dissolution, disassociation, put, call or other similar adverse consequence as a result of a pledge of any Capital Stock in any Subsidiary or other Person by the Borrower or any direct Subsidiary of the Borrower.

         SECTION 3.10. Litigation. (a) Except as set forth on Schedule 3.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any Governmental Authority pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or, to the knowledge of the Borrower, pending or threatened by or against any Contract Provider, or affecting the Borrower or any Subsidiary or, to the knowledge of the Borrower, any Contract Provider or any properties or rights of the Borrower or any Subsidiary or, to the knowledge of the Borrower, any Contract Provider,
(i) which could, individually or in the aggregate, reasonably be expected to result in the revocation, termination, cancellation or suspension of the Medicaid Certification or the Medicare Certification of such Person, which revocation, termination, cancellation or suspension could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) which could otherwise, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) that involves this Agreement or the Transactions.

         (b) Since the Amendment Effective Date, there have been no changes in the status of the matters disclosed on Schedule 3.10 that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.11. Margin Stock. The proceeds of the Loans and Letters of Credit made or issued under this Agreement will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, and whether immediately, incidentally or ultimately, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock or for any other purpose which might constitute any of the Loans or Letters of Credit under this Agreement a "purpose credit" within the meaning of Regulation U or Regulation X of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Exchange Act or the Securities Act or any state securities laws. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

         SECTION 3.12. Investment and Holding Company Status. Neither the Borrower nor any Subsidiary is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the issuance of Letters of Credit and the performance by the Borrower and any Subsidiary of the Transactions will not violate any provision of said Act, or any rule, regulation or order issued by the SEC thereunder. Neither the Borrower nor any Subsidiary is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.13. Intellectual Property. Except as set forth on Schedule 3.13, the Borrower and each Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets, service marks, service mark rights and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by this Agreement, without, to the knowledge of the Borrower, conflict by, or with, any patent, license, franchise, trademark, trade secret, trade name, service mark, copyright or other proprietary right of, any other Person.

         SECTION 3.14. No Untrue Statement. Neither (a) this Agreement nor any certificate or document executed and delivered by or on behalf of the Borrower or any Subsidiary in accordance with or pursuant to this Agreement nor (b) any statement, report, document (including the Information Memorandum and each Monthly Financial Package for the months of July 2003 through November 2004), representation or warranty provided to the Administrative Agent or any Lender in connection with the negotiation or preparation of this Agreement contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

         SECTION 3.15. No Consents, Etc. Neither the respective businesses or properties of the Borrower or any Subsidiary, nor any relationship between the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of this Agreement and the Transactions, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of the Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, or the validity or enforceability of, this Agreement, other than any such consent, approval, authorization, filing, registration or qualification that has been duly obtained or effected, as the case may be.

         SECTION 3.16. ERISA. (i) The execution and delivery of this Agreement will not involve any "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, (ii) each of the Borrower, each Subsidiary and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards imposed by ERISA and the Code and each is in compliance in all material respects with the applicable provisions of ERISA and (iii) none of the Borrower, the Subsidiaries, and their respective ERISA Affiliates maintains, contributes to, or is required to contribute to any Pension Plan.

         SECTION 3.17. No Default. No Default has occurred and is continuing.

         SECTION 3.18. Environmental Matters. (a) Except as set forth in
Schedule 3.18 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or (iii) has received notice of any claim with respect to any Environmental Liability, nor does the Borrower have any knowledge of any basis for any Environmental Liability.

         (b) Since the Amendment Effective Date, there have been no changes in the status of the matters disclosed on Schedule 3.18 that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.19. Employment Matters. (a) Except as set forth on Schedule 3.19, none of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances, controversies or proceedings arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (b) Except to the extent a failure to maintain compliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including those pertaining to wages, hours, occupational safety and taxation, and there is neither pending nor, to the knowledge of the Borrower, threatened any litigation, administrative proceeding or investigation in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

         SECTION 3.20. Reimbursement from Third Party Payors. The accounts receivable of the Borrower and each Subsidiary and each Contract Provider have been and will continue to be adjusted to reflect reimbursement policies of third party payors such as Medicare, Medicaid, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, managed care systems, government contracting agencies and other third party payors. In particular, accounts receivable relating to such third party payors do not and shall not exceed amounts any obligee is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to its usual charges.

         SECTION 3.21. Compliance with Laws. Except as set forth in Schedule 3.21, each of the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.22. Insurance. The Borrower and the Subsidiaries maintain, in force, with financially sound and reputable insurance companies, and pay all premiums and costs related to, insurance coverages in such amounts (with no materially greater risk retention) and against such risks as are deemed by the management of the Borrower to be sufficient in accordance with the usual and customary practices of companies of established repute engaged in the same or similar lines of business as the Borrower and the Subsidiaries.

         SECTION 3.23. Status of Obligations. The Obligations constitute "Senior Indebtedness" and "Designated Senior Indebtedness" (and any other similar term defining senior Indebtedness) under the Senior Subordinated Credit Agreement and each Indenture or other agreement governing Subordinated Indebtedness of the Borrower or any Subsidiary.

                                   ARTICLE IV

                                   Conditions
                                   ----------

         SECTION 4.01. Amendment Effective Date. The obligations of the Lenders to make Loans, of the Tranche B LC Lenders to fund their Tranche B Deposits and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions shall have been satisfied (or waived in accordance with Section 9.02):

         (a) The Administrative Agent (or its counsel) shall have received from each party hereto (including each Lender under the Existing Credit Agreement after giving effect to any assignment of loans and commitments under the Existing Credit Agreement on or prior to the Amendment Effective Date) either (i) a counterpart of this Agreement signed on behalf of such party or
   (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

         (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Borrower, substantially in the form of Exhibit E and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

         (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, the Subsidiaries, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

         (d) The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by a Financial Officer of the Borrower, (i) confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 4.02 and (ii) certifying that the Adjusted Consolidated EBITDA of the Borrower for the fiscal year ended December 31, 2004, was not less than $615,000,000.

         (e) All interest, fees and other amounts accrued for the accounts of or owing to the Administrative Agent, the Lenders or the Issuing Bank under the Existing Credit Agreement as of the Amendment Effective Date, whether or not at the time due and payable under the terms of the Existing Credit Agreement, shall have been (or shall simultaneously be) paid.

         (f) The Administrative Agent shall have received all fees and other amounts due and payable to it on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

         (g) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Amendment Effective Date and signed on behalf of the Borrower by a Financial Officer, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Borrower in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.06 and the Security Documents or have been released.

         (h) The Administrative Agent shall have received evidence that the insurance required by Section 5.05 and the Security Documents is in effect.

         (i) All defaults that shall have occurred under agreements or instruments evidencing or governing Material Indebtedness shall have been cured or waived, and the Administrative Agent shall have received a certificate of a Financial Officer to such effect, together with such related information as it shall reasonably have requested.

         (j) The Lenders shall be satisfied with the status of all actions, suits, investigations and proceedings pending, threatened against or affecting the Borrower or any Subsidiary.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on March 31, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

         SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

         (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

         (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

         (c) Immediately after giving effect to such Borrowing and the use of the proceeds thereof the Borrower and the Subsidiaries shall not have Eligible Investments and Unrestricted Cash and Cash-Equivalents in an aggregate amount in excess of $100,000,000.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (or the Borrower's obligation under such Letters of Credit shall have been cash collateralized or supported by letters of credit of other banks naming the Issuing Banks as beneficiaries in a manner satisfactory to the Issuing Banks) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         SECTION 5.01. Financial Statements, Reports, Etc. (a) The Borrower shall deliver or cause to be delivered to the Administrative Agent for distribution to each Lender:

         (i) within 30 days after the end of each fiscal month in each Fiscal Year until the Supplemental Audit Report Date, and thereafter for so long as Monthly Financial Packages are provided under the Senior Subordinated Credit Agreement, the Monthly Financial Package;

         (ii) not later than the earlier to occur of (x) 50 days after the end of each of the first three quarters of each Fiscal Year of the Borrower ending after December 31, 2004 (or in the case of any fiscal quarter of Fiscal Year 2005, the later of such 50 days and the Supplemental Audit Report Date) and (y) the date on which the Borrower is required to file or files financial statements with respect to the applicable fiscal quarter with the SEC, a balance sheet and related statements of income and cash flows of the Borrower and the Subsidiaries on a consolidated basis for such calendar quarter and for the period beginning on the first day of such Fiscal Year of the Borrower and ending on the last day of such quarter, (in sufficient detail to indicate the Borrower's and each Subsidiary's compliance with the financial covenants set forth in Section 6.01), together with statements in comparative form for the corresponding date or period in the preceding Fiscal Year of the Borrower as summarized in the Form 10-Q of the Borrower filed with the SEC pursuant to Section 13 of the Exchange Act for the corresponding period, and certified by a Financial Officer as presenting fairly the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

         (iii) on the Audit Report Date with respect to the Fiscal Years covered by the audited financial statements provided on such date, and on the Supplemental Audit Report Date with respect to the Fiscal Year 2004 and thereafter not later than the earlier to occur of (x) 100 days after the end of each Fiscal Year of the Borrower and (y) the date on which the Borrower is required to file or files financial statements with respect to the applicable Fiscal Year with the SEC, financial statements (including a balance sheet, a statement of income, a statement of stockholders' equity and a statement of cash flows) of the Borrower and the Subsidiaries on a consolidated basis as of the end of and for such Fiscal Year (in sufficient detail to indicate the Borrower's and each Subsidiary's compliance with the financial covenants set forth in Section 6.01), together with statements in comparative form as of the end of and for the preceding Fiscal Year as summarized in the Form 10-K of the Borrower filed with the SEC pursuant to
   Section 13 of the Exchange Act for the corresponding period, and accompanied by a report of PricewaterhouseCoopers LLP or other independent public accountants acceptable to the Administrative Agent (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit other than as to matters relating to historical costs of fixed assets), which opinion shall state in effect that such financial statements (A) were audited using generally accepted auditing standards, (B) were prepared in accordance with GAAP consistently applied and (C) present fairly the financial condition and results of operations of the Borrower and the Subsidiaries for the period covered;

         (iv) concurrently with any delivery of financial statements under clause (ii) or (iii) above, a certificate of a Financial Officer (A) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto; (B) setting forth reasonably detailed calculations demonstrating compliance with Section 6.01(a) and (b); (C) stating whether or not the Subsidiary Credit Support Date has occurred and, if it has occurred, setting forth (x) the Maximum Subsidiary Credit Support Amount as of the date of the balance sheet included in such financial statements and (y) the names of the Credit Support Subsidiaries and their respective Credit Support Values (which, in the aggregate, shall be not less than the amount required under Section 5.14) as of the date of the balance sheet included in such financial statements, in each case together with computations and supporting information reasonably acceptable to the Administrative Agent; (D) stating whether any change in GAAP or in the application thereof has occurred since December 31, 2004 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; and (E) in the case of the audited financial statements for Fiscal Year 2004, setting forth a computation of the Borrower's Consolidated Tangible Assets as of December 31, 2004;

         (v) not later than March 31, 2006 and, in respect of Fiscal Year 2006 and thereafter not later than the end of each Fiscal Year in respect of the next succeeding Fiscal Year (A) the annual business plan of the Borrower and its Subsidiaries for such Fiscal Year approved by the Board of Directors of the Borrower, (B) forecasts prepared by management of the Borrower for each fiscal month in such Fiscal Year and (C) forecasts prepared by management of the Borrower for such Fiscal Year and the four Fiscal Years thereafter, including, in each instance described in clauses (B) and (C) above, (x) a projected year-end consolidated balance sheet and income statement and statement of cash flows and (y) a statement of all of the material assumptions on which such forecasts are based;

         (vi) contemporaneously with the distribution thereof to the Borrower's or any Subsidiary's stockholders or partners or the filing thereof with the SEC, as the case may be, copies of all statements, reports, notices and filings distributed by the Borrower or any Subsidiary to its stockholders or partners or filed with the SEC (including reports on Forms 10-K, 10-Q and 8-K) or any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange;

         (vii) promptly after the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower, the Subsidiaries and all ERISA Affiliates in an aggregate amount exceeding $5,000,000, a certificate of a Financial Officer setting forth the details as to such ERISA Event and the action that the Borrower, such Subsidiary or such ERISA Affiliate has taken or will take with respect thereto;

         (viii) promptly after the Borrower or any Subsidiary becomes aware of the commencement thereof, notice of any investigation, action, suit or proceeding before any Governmental Authority involving the condemnation or taking under the power of eminent domain of any material portion of its property or the revocation or suspension of any material permit, license, certificate of need or other governmental requirement applicable to any of its properties or assets;

         (ix) within 10 days of the receipt by the Borrower or any Subsidiary, copies of all material deficiency notices, compliance orders or adverse reports issued by any Governmental Authority or accreditation commission having jurisdiction over the licensing, accreditation or operation of any properties or assets of the Borrower or any Subsidiary or by any Governmental Authority or private insurance company pursuant to a provider agreement, which, if not timely complied with or cured, could reasonably be expected to result in the suspension or forfeiture of any license, certification or accreditation necessary in order for such Person to carry on its business as then conducted or the termination of any material insurance or reimbursement program available to such Person;

         (x) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request (and, without limiting the foregoing, information as to the Credit Support Value of any Domestic Subsidiary (other than an Excluded Subsidiary) reasonably requested by the Administrative Agent or any Lender to enable it to determine whether the Borrower has complied with the Collateral and Guarantee Requirement); and

         (xi) contemporaneously with the distribution thereof, copies of all statements, reports, notices and other documents delivered by the Borrower or any Subsidiary pursuant to or in satisfaction of requirements set forth in the Senior Subordinated Credit Agreement (to the extent such documents shall not already have been delivered hereunder).

Information required to be delivered pursuant to this Section 5.01(a) shall be deemed to have been delivered if such information, or one or more annual, quarterly or other reports containing such information, shall have been posted by the Borrower on an IntraLinks or similar site to which all of the Lenders have been granted access (and a confirming electronic correspondence shall have been delivered to each Lender providing notice of such posting); provided that the Borrower shall deliver paper copies of such information to any Lender that requests such delivery.

         (b) The Borrower will cause (i) the Audit Report Date to occur on or before June 30, 2005 and (ii) the Supplemental Audit Report Date to occur on or before December 31, 2005.

         SECTION 5.02. Maintain Properties. The Borrower will, and will cause each of the Subsidiaries to, keep or maintain all properties and assets necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, service marks, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses relating thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

         SECTION 5.03. Existence, Qualification, Etc. The Borrower will, and will cause each of the Subsidiaries to, (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and all material rights, permits, privileges, licenses and franchises, and (ii) maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or leasing of property or the nature of its business makes such license or qualification necessary, except, with respect to clause (ii) only, where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution, sale or transfer that is not prohibited by the provisions of
Article VI. The Borrower will cause each of the Subsidiaries to take all reasonable actions to maintain its identity as a separate legal entity from the Borrower or any other Subsidiary, including (x) maintaining such Subsidiary's books and records separate from those of any Affiliate of such Subsidiary, including records of all intercompany debits and credits and transfer of funds,
(y) not commingling such Subsidiary's funds or other assets with those of any of its Affiliates and not maintaining bank accounts or other depositary accounts to which any of its Affiliates is an account party, in each case in a manner such that such Subsidiary's funds, assets and accounts could not be distinguished from those of its Affiliates and (z) acting solely in its own name, through its own officials or representatives where relevant.

         SECTION 5.04. Regulations and Obligations. The Borrower will, and will cause each of the Subsidiaries to, comply in all material respects with or contest in good faith all statutes and governmental regulations and pay its Indebtedness and all other taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation that, if unpaid, would become a Lien against any of its properties or assets, except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants have been established, unless and until any Lien resulting therefrom attaches to any of its properties or assets and becomes enforceable by its creditors.

         SECTION 5.05. Insurance. The Borrower will, and will cause each of the Subsidiaries to, at all times maintain, in force, with financially sound and reputable insurance companies, and pay all premiums and costs related to, insurance coverages in such amounts (with no materially greater risk retention) and against such risks as are deemed by the management of the Borrower to be sufficient in accordance with usual and customary practices of companies of established repute engaged in the same or similar business as the Borrower and the Subsidiaries. The Borrower shall deliver to the Administrative Agent at such time or times as the Administrative Agent may reasonably request, a certificate of a Financial Officer setting out in such detail as the Administrative Agent may reasonably request a description of all insurance coverages maintained by the Borrower and each Subsidiary. The Administrative Agent shall have no obligation to give the Borrower or any Subsidiary notice of any notification received by the Administrative Agent with respect to any insurance policies or take any steps to protect the Borrower's or any Subsidiary's interests under such policies.

         SECTION 5.06. True Books. With respect to all dealings and transactions occurring after December 31, 2004, the Borrower will, and will cause each of the Subsidiaries to, keep true books of record and account in which full, true and correct entries will be made of such dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements, so that the Borrower and each Subsidiary may prepare financial statements in accordance with GAAP.

         SECTION 5.07. Right of Inspection. The Borrower will, and will cause each of the Subsidiaries to, permit any Person designated by the Administrative Agent or any Lender to visit and inspect any of its properties, corporate books and financial reports and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

         SECTION 5.08. Observe All Laws. The Borrower will, and will cause each of the Subsidiaries to, conform to and duly observe, and use reasonable efforts to cause all Contract Providers to conform to and duly observe, all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business, including Titles XVIII and XIX of the Social Security Act, Medicare Regulations, Medicaid Regulations and all laws, rules and regulations of Governmental Authorities (including all laws, rules and regulations pertaining to the licensing of professional and other health care providers and all Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.09. Governmental Licenses. The Borrower will, and will cause each of the Subsidiaries to, obtain and maintain, and use reasonable efforts to cause all Contract Providers to obtain and maintain, all material licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including material professional licenses, Medicaid Certifications and Medicare Certifications, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.10. Notice of Material Events. Upon the Borrower's obtaining knowledge of (i) any Default or Event of Default or (ii) any event, development or occurrence that has resulted in, or could reasonably be expected to have, a Material Adverse Effect, then in each case the Borrower shall promptly notify the Administrative Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary proposes to take with respect thereto.

         SECTION 5.11. Suits or Other Proceedings. Upon the Borrower's obtaining knowledge of the filing or commencement of, or any written notice of intention of any Person to commence or file, any action, suit or proceeding, whether in law or in equity, (i) against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, which could reasonably be expected to have a Material Adverse Effect or (ii) against the Borrower, any Subsidiary or any Contract Provider to suspend, revoke or terminate any Medicaid Provider Agreement, Medicaid Certification, Medicare Provider Agreement or Medicare Certification, which could reasonably be expected to have a Material Adverse Effect, the Borrower shall promptly provide the Administrative Agent with written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

         SECTION 5.12. Notice of Discharge of Hazardous Material or Environmental Complaint. The Borrower will, and will cause the Subsidiaries to, promptly provide to the Administrative Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any of the following which is likely to have a Material Adverse Effect: (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law; (b) Release or threatened Release by the Borrower or any Subsidiary, or at any Facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material; or (c) any Environmental Liability.

         SECTION 5.13. Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's legal name, as reflected in its organization documents, (ii) in any Loan Party's jurisdiction of organization or corporate structure and
(iii) in any Loan Party's identity, Federal Taxpayer Identification Number or organization number, if any, assigned by the jurisdiction of its organization. The Borrower also agrees promptly to provide to the Administrative Agent certified organizational documents reflecting any of the changes described in the preceding sentence. The Borrower agrees not to effect or permit any change referred to in the preceding sentences unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent, for the benefit of the Lenders, to continue at all times following such change to have a valid, legal and perfected security interest in all of the Collateral. The Borrower also agrees promptly to notify the Administrative Agent, for the benefit of the Lenders, if any material portion of the Collateral is damaged or destroyed.

         (b) Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate on behalf of the Borrower of a Financial Officer setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the later of the date of the Perfection Certificate delivered on the Amendment Effective Date or the date of the most recent certificate delivered pursuant to this Section.

         (c) After any Subsidiary Loan Party grants any Guarantee of any Obligation or grants any Lien securing any Obligation, the Borrower shall promptly provide to the Administrative Agent with all information reasonably requested by the Administrative Agent or any Lender with respect to the assets, liabilities or cash flows of each Subsidiary Loan Party granting any such Guarantee or Lien.

         SECTION 5.14. Additional Credit Support Subsidiaries. (a) The Borrower shall, from time to time after the Subsidiary Credit Support Date, designate Domestic Subsidiaries (other than Excluded Subsidiaries) reasonably acceptable to the Administrative Agent as Credit Support Subsidiaries as required in order that the aggregate Credit Support Values of the Credit Support Subsidiaries shall at no time after the Subsidiary Credit Support Date be less than 300% of the Maximum Subsidiary Credit Support Amount. The Borrower shall endeavor to select Subsidiaries for designation as Credit Support Subsidiaries in descending order based on the Credit Support Values of the Domestic Subsidiaries. The Borrower shall cause the Collateral and Guarantee Requirement to be satisfied at all times with respect to each Credit Support Subsidiary.

         (b) Promptly after the Restrictive Indentures and the Senior Subordinated Credit Agreement shall have been refinanced, terminated or otherwise amended so that they no longer restrict Subsidiaries from Guaranteeing and granting Liens to secure the Obligations, the Borrower shall cause each Subsidiary other than any Excluded Subsidiary to become a party to the Collateral and Guarantee Agreement and to take all other actions that are reasonably necessary for each such Subsidiary to Guarantee the Obligations, to grant the Liens intended to be created by the Collateral and Guarantee Agreement and to perfect such Liens to the extent and with the priority required by the Collateral and Guarantee Agreement.

         SECTION 5.15. Further Assurances. (a) The Borrower will, and will cause each Credit Support Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including (i) the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents, (ii) conducting lien searches and (iii) providing legal opinions reasonably satisfactory to the Administrative Agent), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and to remain satisfied at all times and to evidence such satisfaction and the priorities of the Liens created under the Collateral and Guarantee Agreement.

         (b) If any material assets (including any Mortgaged Property) are acquired by the Borrower or any Subsidiary Loan Party (or held by any Person becoming a Subsidiary Loan Party) after the Amendment Effective Date (other than assets constituting Collateral under the Collateral and Guarantee Agreement that become subject to the Lien of the Collateral and Guarantee Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent, and, if requested by the Administrative Agent or the Required Lenders and to the extent consistent with the restrictions contained in the Restrictive Indentures and the Senior Subordinated Credit Agreement, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph
(a) of this Section.

         (c) The Borrower shall take all actions, including instructing the applicable tax authorities to pay any such Federal tax refunds into an account of the Borrower with and controlled by the Administrative Agent, as shall be reasonably requested by the Administrative Agent in order to create and perfect a Lien on the Borrower's rights with respect to any Federal tax refunds that may be owed to the Borrower in an aggregate amount greater than $5,000,000 in any Fiscal Year as security for the Obligations (it being agreed that, unless an Event of Default described in Section 7.01(a), (b), (d) (solely with respect to Section 6.01), (h) or (i) shall have occurred and be continuing and the Administrative Agent or the Required Lenders shall have notified the Borrower to the contrary, the Borrower shall be permitted to remove funds from such account and to apply such funds for any purpose consistent with the provisions of this Agreement).

         (d) The Borrower shall not, and shall not permit any Subsidiary to, deposit or maintain in any deposit account, other than a Specified Deposit Account, any amounts in excess of the amount required to be deposited or maintained in such deposit account in the ordinary course of business; provided that this clause (d) shall not be deemed to require the Borrower or any Subsidiary to deposit any Restricted Cash and Cash Equivalents to a Specified Deposit Account. Schedule 5.15 sets forth as of the Amendment Effective Date a list of all the Specified Deposit Accounts. The Borrower shall deliver written notice to the Administrative Agent promptly after establishing or closing any Specified Deposit Account.

         SECTION 5.16. Ratings. Promptly after the Supplemental Audit Report Date, and in any event no later than March 31, 2006, the Borrower shall obtain ratings from each of S&P and Moody's with respect to the Term Loans, the Revolving Commitments and the LC Commitments.

                                  ARTICLE VI

                               Negative Covenants
                               ------------------

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated (or the Borrower's obligation under such Letters of Credit shall have been cash collateralized or supported by letters of credit of other banks naming the Issuing Banks as beneficiaries in a manner satisfactory to the Issuing Banks) and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         SECTION 6.01. Financial Covenants. (a) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters ending during any period set forth below to be less the ratio set forth below opposite such period:

    Period                                                         Minimum Ratio
    ------                                                         -------------
    Amendment Effective Date to June 30, 2005                      1.65 to 1.00
    July 1, 2005 to December 31, 2005                              1.75 to 1.00
    January 1, 2006 to December 31, 2006                           2.00 to 1.00
    January 1, 2007 to December 31, 2008                           2.25 to 1.00
    After December 31, 2008                                        2.50 to 1.00


(b) Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time during any period set forth below to exceed the ratio set forth below opposite such period:

    Period                                                         Maximum Ratio
    ------                                                         -------------
    Amendment Effective Date to December 31, 2005                  5.75 to 1.00
    January 1, 2006 to December 31, 2006                           5.50 to 1.00
    January 1, 2007 to December 31, 2007                           5.00 to 1.00
    January 1, 2008 to December 31, 2008                           4.75 to 1.00
    After December 31, 2008                                        4.50 to 1.00


         SECTION 6.02. Investments. The Borrower will not, and will not permit any Subsidiary to, make any Investment, except (a) Capital Stock in Subsidiaries existing on the Amendment Effective Date or organized by the Borrower after the Amendment Effective Date and Capital Stock in Persons that thereafter become Subsidiaries in acquisitions permitted under Section 6.08;
(b) Permitted Investments, (c) Investments existing on the Amendment Effective Date and set forth on Schedule 6.02, (d) Investments in favor of physicians in connection with their employment in an aggregate amount outstanding at any time not in excess of $10,000,000, (e) Acquisitions permitted under Section 6.08,
(f) Investments in trade creditors or customers that are received pursuant to a plan or reorganization or liquidation, (g) guarantees permitted under Section 6.03(b)(ix) and (h) investments not permitted by any other clause of this Section; provided, that no investment shall be made pursuant to this clause (h) that, taken together with all other investments made pursuant to this clause
(h) after the Amendment Effective Date, would exceed the greater of $50,000,000 and 2.5% of Consolidated Tangible Assets of the Borrower as of the end of the most recent fiscal quarter for which financial statements of the Borrower have been delivered after the Audit Report Date under Section 5.01(a)(ii) or 5.01(a)(iii). The Borrower shall not purchase or otherwise acquire any Capital Stock, security, obligation or evidence of Indebtedness of, make any capital contribution to or make any loan or advance to any Subsidiary other than (i) pursuant to clause (a) of the preceding sentence, (ii) loans to Subsidiaries that are evidenced by promissory notes that, to the extent held by the Company or Credit Support Subsidiaries, are pledged under and in accordance with the Collateral and Guarantee Agreement, (iii) Indebtedness under the Borrower's cash management system and (iv) capital contributions to Syndicated Persons in an aggregate amount not greater than $10,000,000 and resulting from capital calls with respect to such Syndicated Persons that are required by the organizational documents, shareholder agreements or other similar agreements binding on such Syndicated Persons to be made in a manner other than as set forth in the immediately preceding clause (ii).

         SECTION 6.03. Indebtedness; Subsidiary Preferred Stock. (a) After the Amendment Effective Date, (i) the Borrower shall not, and shall not permit any of the Subsidiaries to, directly or indirectly, create, incur, issue, assume or otherwise become liable with respect to (collectively, "incur"), any Indebtedness (including Acquired Indebtedness) and (ii) the Borrower shall not permit any of its Subsidiaries to issue (except to the Borrower or any of its Subsidiaries) or create any Preferred Stock or permit any Person (other than the Borrower or a Subsidiary) to own or hold any interest in any Preferred Stock of any such Subsidiary; provided, however, that, after the Borrower has delivered financial statements under Section 5.01(a)(ii) or 5.01(a)(iii) after the Audit Report Date covering a period of at least four fiscal quarters, the Borrower may incur Indebtedness and may permit Subsidiaries (other than Subsidiaries directly owned by the Borrower the Capital Stock of which is pledged, or required to be pledged, under the Collateral and Guarantee Agreement) to issue Preferred Stock in accordance with, and subject to, Section 6.03(c) if, after giving effect thereto on a pro forma basis as if the incurrence of such additional Indebtedness or the issuance of such Preferred Stock (deemed to have an aggregate principal amount equal to the aggregate liquidation value of such Preferred Stock), as the case may be, and the application of the net proceeds therefrom, had occurred at the beginning of the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered after the Audit Report Date pursuant to Section 5.01(a)(ii) or 5.01(a)(iii), (i) the Interest Coverage Ratio for such period of four consecutive fiscal quarters would be at least 2.0 to 1, and
(ii) the Borrower shall be in pro forma compliance with Section 6.01.

         (b) Notwithstanding the foregoing, and irrespective of the Interest Expense Ratio, in addition to Existing Indebtedness: (i) the Borrower may incur Indebtedness under this Agreement; (ii) the Borrower and the Subsidiaries may incur Refinancing Indebtedness; (iii) the Borrower may incur any Indebtedness to any Subsidiary or any Subsidiary may incur any Indebtedness to the Borrower or to any Subsidiary, provided, that at all times after the Audit Report Date (and prior to the Audit Report Date, to the extent the Company is able to quantify such Indebtedness) any such Indebtedness of a Subsidiary (except Indebtedness arising through the ordinary course operation of the Borrower's cash management system), to the extent held by the Company or a Credit Support Subsidiary, (A) will be evidenced by a promissory note in form and on terms satisfactory to the Administrative Agent and (B) will be pledged under the Collateral and Guarantee Agreement; (iv) the Borrower may incur any Indebtedness evidenced by letters of credit which are used in the ordinary course of business of the Borrower and its Subsidiaries; (v) the Borrower and its Subsidiaries may incur Capitalized Lease Obligations, purchase money debt and Attributable Indebtedness, in each case excluding Existing Indebtedness and Attributable Indebtedness in respect of Specified Sale and Leaseback Transactions and Attributable Indebtedness in respect of Sale and Leaseback Transactions in respect of fixed or capital assets that are consummated within 180 days after the acquisition or completion of the applicable fixed or capital assets, in an aggregate principal amount at any one time outstanding not to exceed the greater of $100,000,000 and 5% of Consolidated Tangible Assets of the Borrower as of the end of the most recent fiscal quarter for which financial statements of the Borrower have been delivered after the Audit Report Date under Section 5.01(a)(ii) or 5.01(a)(iii); (vi) the Borrower may incur Indebtedness evidenced by the Settlement Notes; (vii) the Borrower may enter into Swap Agreements in accordance with Section 6.15; (viii) the Borrower may incur other Indebtedness in an aggregate principal amount outstanding at any time that, taken together with Indebtedness and Attributable Indebtedness incurred under the immediately preceding clause (v) and Section 6.14, does not exceed the greater of $100,000,000 or 5% of Consolidated Tangible Assets of the Borrower as of the end of the most recent fiscal quarter for which financial statements of the Borrower have been delivered after the Audit Report Date under Section 5.01(a)(ii) or 5.01(a)(iii); and (ix) the Borrower and its Subsidiaries may enter into guarantees of Indebtedness of Subsidiaries that is otherwise permitted hereunder.

         (c) Notwithstanding the foregoing clauses (a) and (b), the Borrower may permit any Subsidiary (other than a Subsidiary directly owned by the Borrower) which is an entity formed to operate one or more healthcare facilities to issue or create Capital Stock, provided that the aggregate amount of all such Capital Stock that is Preferred Stock outstanding after giving effect to such issuance or creation shall not exceed $25,000,000.

         SECTION 6.04. Disposition of Assets. (a) The Borrower shall not, and shall not permit any Subsidiary to, consummate any Asset Sale, except for the Digital Hospital Transaction, the Permitted Asset Sale and Specified Sale and Leaseback Transactions, if, after giving effect thereto, the aggregate book value of all assets (including capital stock of Subsidiaries) sold, transferred or otherwise disposed of in Asset Sales (other than the Digital Hospital Transaction, the Permitted Asset Sale and Specified Sale and Leaseback Transactions) after the date hereof would exceed the greater of $50,000,000 and 2.5% of Consolidated Tangible Assets of the Borrower as of the end of the most recent fiscal quarter for which financial statements of the Borrower shall have been delivered after the Audit Report Date under Section 5.01(a)(ii) or 5.01(a)(iii). Except as provided in Section 6.03(c), the Borrower shall not permit any Subsidiary to issue any additional Capital Stock of such Subsidiary.

         (b) The Borrower shall not, and shall not permit any of the Subsidiaries to, consummate any Asset Sale permitted under paragraph (a) above unless (i) the Borrower or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale, (ii) immediately before and immediately after giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing and (iii) at least 75% of the consideration received by the Borrower or such Subsidiary therefor is in the form of cash paid at the closing thereof, provided, however, that this clause (iii) shall not apply (A) if, after giving effect to such Asset Sale, the aggregate principal amount of all notes or similar debt obligations and the Fair Market Value of all equity securities and other non-cash consideration received by the Borrower from all Asset Sales since the Amendment Effective Date (other than (1) non-cash consideration received in Asset Sales covered by the following clause (B) and
(2) such notes or similar debt obligations and such equity securities converted into or otherwise disposed of for cash and applied in accordance with Section 2.10(c)) would not exceed the greater of $25,000,000 and 2.5% of Consolidated Tangible Assets of the Borrower as of the end of the most recent fiscal quarter for which financial statements of the Borrower shall have been delivered after the Audit Report Date under Section 5.01(a)(ii) or 5.01(a)(iii) and (B) to Asset Sales for which the non-cash consideration exceeds 25%, the Net Proceeds of which do not exceed $25,000,000 in the aggregate. The amount (without duplication) of any (x) Indebtedness (other than Subordinated Indebtedness) of the Borrower or such Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Borrower or such Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness and (y) any notes, securities or similar obligations or items of property received from such transferee that are promptly converted, sold or exchanged by the Borrower or such Subsidiary for cash (to the extent of the cash actually so received), shall be deemed to be cash for purposes of this Section. If at any time any non-cash consideration received by the Borrower or such Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with Section 2.10(c).

         SECTION 6.05. Fundamental Changes. (a) The Borrower shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless: (i) the Person formed by or surviving such consolidation or merger (if other than the Borrower), or to which such sale, lease, conveyance or other disposition or assignment shall be made (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and the Successor assumes by an assumption agreement in a form satisfactory to the Administrative Agent all the Obligations and all other obligations of the Borrower under each Loan Document;
(ii) immediately after giving effect to such consolidation, merger, sale, lease, conveyance or other disposition or assignment and the use of any net proceeds therefrom on a pro forma basis as if it had occurred at the beginning of the most recently ended period of four consecutive fiscal quarters, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such consolidation, merger, sale, lease, conveyance or other disposition or assignment and the use of any net proceeds therefrom on a pro forma basis as provided above, the Consolidated Net Worth of the Borrower or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Borrower immediately prior to such transaction; (iv) the Borrower has delivered financial statements after the Audit Report Date under Section 5.01(a)(ii) or 5.01(a)(iii) and immediately after giving effect to such consolidation, merger, sale, lease, conveyance or other disposition or assignment and the use of any net proceeds therefrom on a pro forma basis as provided above, the Interest Coverage Ratio of the Borrower or the Successor, as the case may be, would be at least 2.0 to 1, (v) the Borrower's credit ratings from S&P and Moody's shall not be reduced, or the outlook applicable to such ratings made less positive, as a result of such consolidation, merger, sale, lease, conveyance or other disposition or assignment and the use of any net proceeds therefrom, and each of S&P and Moody's shall have reaffirmed its rating in effect prior to such consolidation, merger, sale, lease, conveyance or other disposition or assignment, and (vi) the Borrower shall have delivered to the Administrative Agent an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease, conveyance or other disposition or assignment complies with the provisions of this Agreement.

         (b) The Borrower will not, and will cause the Subsidiaries not to, engage in any business other than the business now being conducted by the Borrower and the Subsidiaries and other businesses directly related or complementary to such business.

         SECTION 6.06. Liens. The Borrower will not, and will not permit any of the Subsidiaries to, incur, create, assume or permit to exist any Lien upon any of its accounts receivable, contract rights, chattel paper, inventory, equipment, instruments, general intangibles or other property or assets of any character, whether now owned or hereafter acquired, or assign or sell any income or receivables (including accounts receivable) or rights in respect thereof, other than (a) Permitted Liens, (b) Liens existing on the Amendment Effective Date and set forth on Schedule 6.06, provided that (i) such Liens shall secure only those obligations which they secure on the Amendment Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and (ii) such Liens shall extend only to the assets to which they apply on the Amendment Effective Date,
(c) Liens on property, plant and equipment acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary and (d) Liens (other than Liens on any Capital Stock of any Subsidiary or other Person that is required to be pledged under the Collateral and Guarantee Agreement) that are not permitted by any other clause of this
Section 6.06; provided that at the time any Lien is created under this clause
(d), the aggregate amount of such Lien and all other Liens permitted under this clause (d) (measured, as to each such Lien, as the lesser of the amount secured by such Lien and the fair market value at such time of the assets subject to such Lien), shall not exceed the greater of $25,000,000 and 5% of Consolidated Tangible Assets of the Borrower as of the end of the most recent fiscal quarter for which financial statements of the Borrower have been delivered after the Audit Report Date under Section 5.01(a)(ii) or 5.01(a)(iii).

         SECTION 6.07. Restrictive Agreements. The Borrower will not, and will not permit any of the Subsidiaries to, directly or indirectly, enter into or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets (other than on terms substantially similar to, and no less favorable to the Lenders than, those in the Indentures), or the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien on any capital stock of any Subsidiary owned by it, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the Amendment Effective Date identified on Schedule 6.07 (but shall apply to any extension or renewal of (other than pursuant to the exercise of existing contractual renewal options), or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of assets or a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the assets or Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (v) the foregoing shall not apply to restrictions and conditions under any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to this Agreement and which was not incurred in anticipation or contemplation of the related acquisition, provided that such restrictions and encumbrances only apply to assets that were subject to such restrictions and encumbrances prior to the acquisition of such assets by the Borrower or its Subsidiaries.

         SECTION 6.08. Acquisitions. The Borrower will not, and will not permit any of the Subsidiaries to, acquire or enter into any agreement to acquire (a) any Person or Facility, (b) all or substantially all of the assets of any Person or (c) except in the ordinary course of business, assets that are, taken as a whole, substantial in relation to the Borrower, in each case unless (i) the Person or Facility to be acquired is in, or the assets to be acquired are used in, substantially the same line of business as or a line of business reasonably related or complementary to the businesses presently engaged in by the Borrower and the Subsidiaries, (ii) prior to the Audit Report Date, the aggregate Cost of Acquisition does not exceed $25,000,000 and (iii) if the Borrower has delivered financial statements after the Audit Report Date under
Section 5.01(a)(ii) or 5.01(a)(iii) and the Cost of Acquisition exceeds $50,000,000, the Borrower shall have furnished to the Administrative Agent (A) pro forma historical financial statements as of the end of the most recently completed Fiscal Year of the Borrower and most recent interim fiscal quarter, if applicable, for which financial statements are available after the Audit Report Date under Section 5.01(a)(ii) or 5.01(a)(iii) giving effect to such acquisition, (B) a certificate prepared and certified by a Financial Officer on an historical pro forma basis giving effect to such Acquisition, which certificate shall demonstrate (1) that no Default or Event of Default would exist immediately after giving effect thereto and (2) that the Interest Coverage Ratio would be at least 2.00 to 1.00 immediately after giving effect thereto and (C) in the case of an agreement to acquire a Person, a certificate prepared and certified by a Financial Officer demonstrating that the Person to be acquired had positive Consolidated EBITDA for the four fiscal quarters preceding the acquisition for which financial statements of such Person are available; provided, however, that the aggregate amount of cash expended and Indebtedness assumed in connection with acquisitions permitted pursuant to this
Section 6.08 shall not exceed (x) $100,000,000 during any Fiscal Year or $200,000,000 in the aggregate for all such acquisitions after the date hereof.

         SECTION 6.09. Restricted Payments; Certain Prepayments of Indebtedness. (a) The Borrower shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to make any Restricted Payment; provided, however, that the Borrower may, and may permit any of its Subsidiaries to, make Restricted Payments in the ordinary course of business if (i) at the time of and after giving effect to such Restricted Payment no Default shall not have occurred and be continuing and (ii) the amount of such Restricted Payment, when added to the aggregate amount of all Restricted Payments made during the same Fiscal Year, does not exceed the greater of $25,000,000 and 1.5% of Consolidated Tangible Assets of the Borrower as of the end of the most recent fiscal quarter for which financial statements of the Borrower have been delivered after the Audit Report Date under Section 5.01(a)(ii) or 5.01(a)(iii).

         (b) The Borrower will not, nor will it permit any of the Subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

         (i) payments of Indebtedness created under this Agreement;

         (ii) mandatory payments of principal, premium and interest as and when due in respect of any Indebtedness;

         (iii) any payment or prepayment of Indebtedness with the proceeds of Refinancing Indebtedness;

         (iv) payments of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; (v) payments of Acquired Indebtedness;

         (vi) after the Borrower has delivered financial statements after the Audit Report Date under Section 5.01(a)(ii) or 5.01(a)(iii), repurchases, redemptions or prepayments of Indebtedness of the Borrower or any Subsidiary in amounts that do not exceed $100,000,000 in the aggregate after the date of this Agreement if immediately prior to and immediately after giving effect to each such repurchase or prepayment no Default shall have occurred and be continuing; and

         (vii) redemptions or repayments at maturity of 2005 Notes with (A) up to 50% of the Net Proceeds of the Permitted Asset Sale in accordance with
   Section 2.10(c) or (B) Qualifying 2005 Notes Payments.

         (c) The Borrower will not demand payment on, or permit any Subsidiary to prepay, any intercompany note pledged under the Collateral and Guarantee Agreement except for (i) payment of intercompany notes of Subsidiaries that are not Wholly Owned Subsidiaries of the Borrower made for valid business reasons and (ii) payment of intercompany notes of Subsidiaries in connection with the liquidation of such Subsidiaries for valid business reasons.

         SECTION 6.10. Compliance with ERISA. The Borrower will not, and will not permit any of the Subsidiaries to:

         (a) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities;

         (b) permit any accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code) with respect to any Pension Plan, whether or not waived;

         (c) fail to make any contribution or payment to any Multiemployer Plan that the Borrower, a Subsidiary or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

         (d) with respect to any Pension Plan, Employee Benefit Plan, engage, or permit any Subsidiary or any ERISA Affiliate to engage, in any "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed;

         (e) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower, any Subsidiary or any ERISA Affiliate or increase the obligation of the Borrower, any Subsidiary or any ERISA Affiliate to a Multiemployer Plan if such liability or increase, individually or together with all similar liabilities and increases, is in excess of $5,000,000; or

         (f) fail, or permit any Subsidiary or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code and all other applicable laws and the regulations and interpretations thereof.

         SECTION 6.11. Fiscal Year. The Borrower will not change its fiscal year to a date other than December 31st, nor will it permit any Subsidiary to change its fiscal year (other than a change to conform the fiscal year of a Subsidiary to that of the Borrower).

         SECTION 6.12. Dissolution, etc. The Borrower will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except, in the case of a Subsidiary, (i) in connection with a merger or consolidation permitted pursuant to Section 6.05 or
(ii) where the liquidation or dissolution of a Subsidiary occurs in the ordinary course of business, is determined by the Borrower in good faith to be in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

         SECTION 6.13. Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, in one transaction or a series of transactions, make any loan, advance, Guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Borrower or any of its Subsidiaries or any Person (or any Affiliate of such Person) holding 5% or more of the Common Equity of the Borrower or any of its Subsidiaries, other than transactions in the ordinary course between the Borrower and its Subsidiaries or among Subsidiaries of the Borrower (an "Affiliate Transaction"), unless the terms of such Affiliate Transactions are fair and reasonable to the Borrower or such Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Borrower or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

         SECTION 6.14. Sale and Leaseback Transactions. The Borrower will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction other than Specified Sale and Leaseback Transactions unless, as of any date and after giving effect to such Sale and Leaseback Transaction, the aggregate outstanding Attributable Indebtedness in respect of Sale and Leaseback Transactions (other than any Specified Sale and Leaseback Transactions and any Sale and Leaseback Transaction in respect of a fixed or capital asset that is consummated within 180 days after the acquisition or completion of such fixed or capital asset), together with the aggregate amount of all Liens incurred, created, assumed or permitted to exist pursuant to clause (d) of Section 6.06, does not exceed the greater of $100,000,000 and 5% of Consolidated Tangible Assets of the Borrower as of the end of the most recent fiscal quarter for which financial statements of the Borrower have been delivered after the Audit Report Date under Section 5.01(a)(ii) or 5.01(a)(iii).

         SECTION 6.15. Swap Agreements. The Borrower will not enter into any Swap Agreement and will not permit any Swap Agreement to which the Borrower is a party to continue in effect after the Amendment Effective Date, except for
(a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock of the Borrower or any Subsidiary) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary. The Borrower will not permit any Subsidiary to enter into any Swap Agreement and will not permit any Swap Agreement to which a Subsidiary is a party to continue in effect after the Amendment Effective Date.

         SECTION 6.16. Management Contracts. Except for Facilities which, in the reasonable judgment of the Borrower, are no longer useful or profitable in the business of the Borrower and the Subsidiaries and that can be disposed of more economically by contracting for the management thereof by a third Person, the Borrower will not, and will cause the Subsidiaries not to, enter into any agreement whereby the management, supervision or control of its business or any Facility shall be delegated to or placed in any persons other than its governing body and officers, partners and members, the Borrower or a Subsidiary.

         SECTION 6.17. Use of Proceeds. The Borrower will use the proceeds of the Revolving Loans for general corporate purposes; provided, that in no event shall any proceeds of the Revolving Loans be used to redeem, repay or refinance any Indebtedness under the Indentures (other than the 2005 Notes) or the Senior Subordinated Credit Agreement or to repay Term Loans. No part of the proceeds of any Revolving Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Letters of Credit will be used in the ordinary course of business of the Borrower and the Subsidiaries to secure workers' compensation and other insurance coverages, and for general corporate purposes.

         SECTION 6.18. Amendment of Material Agreements. The Borrower will not, nor will it permit any Subsidiary to, (a) permit any waiver, supplement, modification, amendment, termination or release of (i) any Settlement Agreement, any Indenture or the Senior Subordinated Credit Agreement or (ii) its certificate of incorporation, by-laws or other organizational documents, in each of clauses (i) and (ii), in a manner which could, individually or in the aggregate, reasonably be expected to (A) materially impair the Loan Parties' ability to perform their obligations hereunder or under the Loan Documents or
(B) be adverse to the Lenders in any material respect, or (b) waive, supplement, modify, amend, terminate or release any intercompany note pledged under the Collateral and Guarantee Agreement in a manner adverse to the Lender's interests therein in any material respect.

         SECTION 6.19. Capital Expenditures. The Borrower and the Subsidiaries will not make Capital Expenditures (other than those funded with proceeds of asset sales or insurance) in any Fiscal Year in an aggregate amount exceeding
(a) $175,000,000, plus (b) the unused amount (up to $25,000,000) of such $175,000,000 in the immediately preceding Fiscal Year; provided that Capital Expenditures in any Fiscal Year shall be counted against the base $175,000,000 amount of Capital Expenditures permitted under this Section 6.19 for such Fiscal Year prior to being counted against any additional amounts available from the immediately preceding Fiscal Year.

                                  ARTICLE VII

                               Events of Default
                               -----------------

         SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur:

         (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

         (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

         (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or any purported statement of fact contained in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or delivered or deemed made or delivered;

         (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 1.05, 2.10(c), 5.01(a)(vii),
   (viii) or (ix) (with respect to the Borrower's existence), 5.01(b), 5.10, 5.11, 5.12, 5.13, 5.16 or 9.15 or in Article VI;

         (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

         (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness or under any Settlement Agreement, when and as the same shall become due and payable;

         (g) any event or condition occurs that results in any Material Indebtedness or any obligations under any Settlement Agreement becoming due or being required to be prepaid, repurchased, redeemed or defeased prior to its or their scheduled maturity or any event or condition shall occur that
   (i) enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf or any party to a Settlement Agreement other than the Borrower or a Subsidiary to cause any Material Indebtedness or any obligations under any Settlement Agreement to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its or their scheduled maturity; provided that this clause
   (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

         (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Group of its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Group or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (i) the Borrower or any Material Group shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Group or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

         (j) the Borrower or any Material Group shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

         (k) (i) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or (ii) any action shall be legally taken by a judgment creditor which could reasonably be expected to result in the attachment or levy upon any material assets of the Borrower or any Subsidiary to enforce any such judgment;

         (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $25,000,000 in any year or (ii) $50,000,000 for all periods;

         (m) a Change of Control shall occur;

         (n) the Borrower or any Subsidiary shall have received a notice, order or judgment from or of a Governmental Authority that temporarily or permanently suspends the operations of the business of the Borrower or a Subsidiary (due to a violation of applicable law or otherwise), which suspension could reasonably be expected to result in a Material Adverse Effect, or the Borrower or any Subsidiary shall otherwise, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower and the Subsidiaries, taken as a whole, for a period of more than 60 days;

         (o) there shall occur (i) any cancellation, revocation, suspension or termination of any Medicare Certification, Medicare Provider Agreement, Medicaid Certification or Medicaid Provider Agreement affecting the Borrower, any Subsidiary or any Contract Provider, or (ii) the loss of any other permits, licenses, authorizations, certifications or approvals from any federal, state or local Governmental Authority or termination of any contract with any such authority, in either case which cancellation, revocation, suspension, termination or loss (A) in the case of any suspension or temporary loss only, continues for a period greater than 60 days, and (B) results in the suspension or termination of operations of the Borrower or any Subsidiary or in the failure of the Borrower or any Subsidiary or any Contract Provider to be eligible to participate in Medicare or Medicaid programs or to accept assignments of rights to reimbursement under Medicaid Regulations or Medicare Regulations, if and only if such Person, in the ordinary course of business, participates in the Medicare or Medicare programs or accepts assignments of rights to reimbursement thereunder; provided that any such events described in this clause (o) shall constitute an Event of Default only if such event shall result, either individually or in the aggregate, in the termination, cancellation, suspension or material impairment of operations or rights to reimbursement which produce 5% or more of the Borrower's gross revenues (on an annualized basis) or 5% of Consolidated EBITDA for the most recently ended four fiscal quarter period of the Borrower;

         (p) the Guarantees under the Collateral and Guarantee Agreement of any material portion of the Guarantors shall cease to be, or shall be asserted by the Borrower or any Subsidiary not to be, valid and enforceable Guarantees of the Obligations;

         (q) any Liens on material assets purported to be created under the Security Documents shall cease to be, or shall be asserted by the Borrower or any Subsidiary not to be, valid and perfected Liens on the Collateral purportedly subject thereto, with the priority required by the applicable Security Documents, except (i) as a result of the sale or other disposition of the applicable Collateral in one or more transactions permitted under the Loan Documents or (ii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral and Guarantee Agreement;

         (r) the Audit Report Date shall not have occurred on or before June 30, 2005; or the Supplemental Audit Report Date shall not have occurred on or before December 31, 2005; or

         (s) the Borrower or any Subsidiary shall be subject to a criminal indictment.

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 7.02. CAM Exchange. On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Section 7.01, (ii) the Administrative Agent shall withdraw from the Tranche B Deposit Account and pay to each Tranche B LC Lender such Tranche B LC Lender's Applicable Tranche B LC Percentage of the excess at such time of the aggregate amount of the Tranche B Deposits over the Tranche B LC Exposure and
(iii) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that, in lieu of the interests of each Lender in the Designated Obligations under each Tranche in which it shall participate as of such date, such Lender shall own an interest equal to such Lender's CAM Percentage in the Designated Obligations under each of the Tranches. Each Lender, each person acquiring a participation from any Lender as contemplated by Section 9.04 and the Borrower hereby consents and agrees to the CAM Exchange. Each of the Borrower and the Lenders agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of the Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

         As a result of the CAM Exchange, on and after the CAM Exchange Date,
(i) each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by the next paragraph below) and (ii) Section 2.16(e) shall not apply with respect to any Taxes required to be withheld or deducted by the Borrower from or in respect of payments hereunder to any Lender or the Administrative Agent that exceed the Taxes the Borrower would have been required to withhold or deduct from or in respect of payments to such Lender or the Administrative Agent had such CAM Exchange not occurred.

         In the event that, on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of an LC Disbursement by an Issuing Bank that is not reimbursed by the Borrower, then (i) each Tranche A LC Lender or Tranche B LC Lender, as the case may be, shall, in accordance with Section 2.04(d), promptly purchase from the applicable Issuing Bank a participation in such LC Disbursement in the amount of such LC Lender's Applicable Tranche A LC Percentage or Applicable Tranche B LC Percentage, as applicable, of such LC Disbursement (without giving effect to the CAM Exchange), (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the purchase of participations therein by the applicable LC Lenders and the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that each Lender shall own an interest equal to such Lender's CAM Percentage in the Designated Obligations under each of the Tranches, and (iii) in the event distributions shall have been made in accordance with clause (i) of the preceding paragraph, the Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each LC Disbursement been outstanding on the CAM Exchange Date. Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive, absent manifest error.

                                 ARTICLE VIII

                                   The Agents
                                   ----------

         Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Agents as its agents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to them by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

         The bank serving as the Administrative Agent and Collateral Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or Collateral Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent or Collateral Agent.

         The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers that, under the terms of the Loan Documents, such Agent is required to exercise as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances, as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

         Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by them, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.

         Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through its respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and Collateral Agent.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor; provided that such consultation with the Borrower shall not be required if an Event of Default has occurred and is continuing at the time of such appointment. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

         Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the Administrative Agent, the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Administrative Agent shall have the right, in consultation with the Borrower, to appoint a successor. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After the Collateral Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.

         Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                 Miscellaneous
                                 -------------

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (i) if to the Borrower, to it at One HealthSouth Parkway, Birmingham, AL 35243, Attention of John Workman (Telecopy No. (205) 969-7582; Telephone No. (205) 970-7900);

         (ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., JPMorgan Loan Services, 1111 Fannin, 10th Floor, Houston, TX 77002, Attention of Marlies Iida (Telecopy No. (713) 750-2892; Telephone No. (713) 750-2353), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York 10017, Attention of Dawn LeeLum (Telecopy No. (212) 270-3279; Telephone No. (212) 270-2472);

         (iii) if to JPMorgan Chase Bank, N.A. in its capacity as an Issuing Bank, to JPMorgan Chase Bank, N.A., Standby Letter of Credit Department, 10420 Highland Manor Drive, 4th Floor, Tampa, FL 33610, Attention of Gina Thomas (Telecopy No. (813) 432-5161; Telephone No. (813) 432-6356), with a copy to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, Houston, Texas, Attention of Marlies Iida (Telecopy No. (713) 750-2892; Telephone No. (713) 750-2353); and

         (iv) if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

         (b) Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender or Issuing Bank. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

         (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 9.02. Waivers; Amendments. (a) No failure or delay by either Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, funding of a Tranche B Deposit or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

         (b) None of this Agreement, any Loan Document or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, the date on which any Tranche B Deposit is required to be returned to any Tranche B LC Lender, or any date of scheduled payment of the principal amount of any Term Loan under Section 2.09, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, or permit an Interest Period in excess of six months, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or
(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release material Subsidiary Loan Parties from their Guarantees under the Collateral and Guarantee Agreement (except as expressly provided in Section 9.14), limit their liability in respect of such Guarantees or amend Section 6.02 of the Collateral and Guarantee Agreement, without the written consent of each Lender, (vii) release all or substantially all the Collateral from the Liens of the Security Documents without the written consent of each Lender or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of collateral or payments due to Lenders holding Loans or Commitments of any Class differently than those holding Loans or Commitments of any other Class without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of either Agent or any Issuing Bank without the prior written consent of such Agent or Issuing Bank, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Lenders or LC Lenders) or the Term Lenders (but not the Revolving Lenders or LC Lenders) or the LC Lenders (but not the Revolving Lenders or Term Lenders) or the Tranche A LC Lenders (but not the Tranche B LC Lenders or the Lenders of any other Class) or the Tranche B LC Lenders (but not the Tranche A LC Lenders or the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing or any other provision of this Agreement, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent (and, if its rights or obligations are affected thereby, each Issuing Bank) if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

         SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Co-Lead Arrangers and Joint Bookrunners named on the cover page of this Agreement (who shall be third party beneficiaries of the agreements contained in this Section 9.03) (collectively, the "Agent/Arranger Parties") and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses of any Issuing Bank, including the fees, charges and disbursements of counsel, incurred by such Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any such Person, in connection with the enforcement or protection of its or their rights in connection with this Agreement and the other Loan Documents, including its or their rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations.

         (b) The Borrower shall indemnify each Agent/Arranger Party, each Lender and each Issuing Bank and their respective Affiliates and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or by any other Loan Document, (ii) any Loan or Letter of Credit or the use of the proceeds thereof (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing (including any such claim, litigation, investigation or proceeding brought by or on behalf of the Borrower or any of its Related Parties), whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent/Arranger Party or Issuing Bank, or to any Affiliate or Related Party of any such Person, under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Person such Lender's Contribution Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that nothing in this paragraph shall require any Lender other than the Tranche A LC Lenders or Tranche B LC Lenders, as applicable, to purchase participations in unreimbursed LC Disbursements pursuant to Section 2.04(e) or otherwise to make payments to any Issuing Bank in respect of unreimbursed LC Disbursements.

         (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, (i) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof or (ii) for any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems.

         (e) All amounts due under this Section shall be payable promptly after written demand therefor.

         SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and Indemnitees and other Persons entitled to expense reimbursement and indemnification under Section 9.03) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans or Tranche B Deposits at the time owing to it); with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

            (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, to any other assignee;

            (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of a Term Loan or portion thereof to a Lender, an Affiliate of a Lender or an Approved Fund; and

            (C) in the case of any assignment of an LC Commitment, each Issuing Bank.

         (ii) Assignments shall be subject to the following additional conditions:

            (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class (which remaining amount shall be deemed to include, for purposes of this clause, the aggregate amount of Commitments and Loans of such Class held by any Affiliate of the assigning Lender), the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of a Term Loan, $1,000,000 unless each of the Borrower, the Administrative Agent and the Issuing Bank otherwise consents, provided that in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection and; provided, further that no consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

            (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

            (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, only one such fee shall be payable;

            (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

            (E) in the case of an assignment by a Lender to a CLO (as defined below) managed by such Lender or by an Affiliate of such Lender, unless such assignment (or an assignment to a CLO managed by the same manager or an Affiliate of such manager) shall have been approved by the Borrower (the Borrower hereby agreeing that such approval, if requested, will not be unreasonably withheld or delayed), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, except that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such CLO; and

            (F) in connection with each assignment of a Tranche B Deposit, the Tranche B Deposit of the assignor Tranche B LC Lender shall not be released, but shall instead be purchased by the relevant assignee and continue to be held for application (to the extent not already applied) in accordance with Article II to satisfy such assignee's obligations in respect of the LC Exposure. Each Tranche B LC Lender agrees that immediately prior to each such assignment (i) the Administrative Agent shall establish a new Sub-Account in the name of the assignee, (ii) a corresponding portion of the Tranche B Deposit credited to the Sub-Account of the assignor Tranche B LC Lender shall be purchased by the assignee and shall be transferred from the assignor's Sub-Account to the assignee's Sub-Account and (iii) if after giving effect to such assignment the Tranche B Deposit of the assignor Tranche B LC Lender shall be zero, the Administrative Agent shall close the Sub-Account of such assignor Tranche B LC Lender.

         For purposes of this Section 9.04(b), the terms "Approved Fund" and "CLO" have the following meanings:

         "Approved Fund" means (a) with respect to any Lender, a CLO managed by such Lender or by an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course and is administered or managed by a Lender or an Affiliate of such Lender.

         (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

         (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by applicable law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

         (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

         (d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, Issuing Bank or Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the return of the Tranche B Deposits, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, except that the provisions of any commitment and fee letters between the Borrower and the other Persons serving as Agents or named on the cover page of this Agreement shall continue in full force and effect and shall not be superseded hereby. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of
Process.

         (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

         (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

         (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

         SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 9.12. Confidentiality. The Administrative Agent, each Issuing Bank and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the Amendment Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 9.13. Additional Agents. None of the Lenders or other entities identified on the facing page of, signature pages of or elsewhere in this Agreement as a Syndication Agent, Documentation Agent, Joint Bookrunner or Co-Lead Arranger shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other entities so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

         SECTION 9.14. Release of Subsidiary Loan Parties and Collateral. (a) Notwithstanding any contrary provision herein or in any other Loan Document (but subject to the proviso in the definition of "Credit Support Subsidiaries"), (i) upon (A) any sale or other transfer in the ordinary course of business by the Borrower or any Subsidiary of any Collateral consisting of inventory or used, surplus, obsolete or outmoded machinery or equipment, (B) the distribution of any Collateral to a Person other than the Borrower or a Subsidiary in connection with the dissolution of any Subsidiary, in each case in accordance with this Agreement or (C) the effectiveness of any written consent (pursuant to Section 9.02) to the release of all or any portion of the security interest granted in any Collateral, the security interest in such Collateral shall automatically be released and (ii) if the Borrower shall request the release under the Collateral and Guarantee Agreement or any other Security Document of any Subsidiary or any Collateral to be sold or otherwise disposed of (including through the sale or disposition of any Subsidiary owning any such Subsidiary or Collateral or resulting from the dissolution of a Subsidiary) to a Person other than the Borrower or a Subsidiary in a transaction permitted under the terms of this Agreement and not described in the immediately preceding clause (i), the Borrower shall deliver to the Administrative Agent a certificate executed by a Financial Officer to the effect that such sale or other disposition (and any dissolution relating thereto) and the application of the proceeds thereof will comply with the terms of this Agreement, and the Administrative Agent, if satisfied that such certificate is correct, shall, without the consent of any Lender, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Subsidiary or such Collateral substantially simultaneously with or at any time after the completion of such sale or other disposition. Any such release shall be without recourse to, or representation or warranty by, the Administrative Agent and shall not require the consent of any Lender. The Administrative Agent shall execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of a Subsidiary or Collateral required by this paragraph.

         (b) Without limiting the provisions of Section 9.03, the Borrower shall reimburse the Collateral Agent for all costs and expenses, including attorneys' fees and disbursements, incurred by it in connection with any action contemplated by this Section 9.14.

         SECTION 9.15. Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA Patriot Act. The Borrower shall promptly, following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act.

         SECTION 9.16. Waiver of Defaults Existing Prior to Amendment Effective Date. The execution of this Agreement by all of the Lenders shall constitute a waiver of all defaults under the Existing Credit Agreement that are outstanding immediately prior to the execution of this Agreement; provided, that such waiver shall not be deemed to constitute a waiver of any default under this Agreement, including any cross-default that continues after the Amendment Effective Date.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                      HEALTHSOUTH CORPORATION,


                                      By /s/ John Workman
                                         -----------------------------------
                                         Name:  John Workman
                                         Title: Executive Vice President and
                                                Chief Financial Officer


                                      JPMORGAN CHASE BANK, N.A., individually
                                      and as Administrative Agent and
                                      Collateral Agent


                                      By  /s/ Dawn Lee Lum
                                          -----------------------------------
                                          Name:  Dawn Lee Lum
                                          Title: Vice President


                                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                      individually and as Syndication Agent


                                      By  /s/ Chris McCoy
                                          -----------------------------------
                                          Name:  Chris McCoy
                                          Title: Vice President


                                      DEUTSCHE BANK TRUST COMPANY AMERICAS, as
                                      Documentation Agent


                                      By  /s/ David Mayhew
                                          -----------------------------------
                                          Name:  David Mayhew
                                          Title: Managing Director